PROSPECTUS                                                             ISPO 1995




                               ARAMARK CORPORATION
                            ARAMARK Ownership Program

                     Installment Stock Purchase Opportunity

                                12,395,742 Shares
                      Common Stock, Class B, $.01 Par Value


        This Prospectus relates to a maximum of 12,395,742 shares of the Common Stock Class B, $.01 par value ("Common Stock" or "Class B Common Stock"), of ARAMARK Corporation ("ARAMARK" or the "Company") being offered to eligible employees of the Company and its subsidiaries under the ARAMARK Ownership Program (the "Program"). The Program consists of the 1984 Stock Option Plan (the "1984 Option Plan"), the 1987 Stock Option Plan (the "1987 Option Plan") and the 1991 Stock Ownership Plan (the "1991 Ownership Plan").

        The Program provides for the offer and sale of shares of Common Stock through the granting of installment stock purchase opportunities.

     There is no established public trading market for the Company's Common Stock and each new management investor is required to be bound by the terms of an Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement") which also binds all other management investors. Management investors may transfer their shares only in limited instances, and then only in accordance with the terms of the Stockholders' Agreement.

                    SEE PAGE B-1 FOR FORMS AND INSTRUCTIONS

                                -----------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------------

        Neither the delivery of this Prospectus nor any sale made through its use shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is not authorized or in any jurisdiction in which the Company is not qualified to make such an offer or solicitation or to anyone to whom it is unlawful to make such offer or solicitation.

                                -----------------

                The date of this Prospectus is December 1, 1995.


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                                TABLE OF CONTENTS


  Available Information ...........................................         2
  Prospectus Summary ..............................................         3
  Questions and Answers ...........................................         5
  The ARAMARK Ownership Program ...................................        15
  The Deferred Payment Program ....................................        17
  U.S. Income Tax Considerations ..................................        17
  Description of Equity Securities ................................        18
  Experts .........................................................        19
  Incorporation of Certain Documents by Reference .................        19
          Annex A -- Amended and Restated Stockholders' Agreement .       A-1
          Annex B -- Exercise Forms and Instructions ..............       B-1


                             AVAILABLE INFORMATION

        The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission" or the "SEC"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. and at the Commission's Regional Offices at 75 Park Place, New York, New York; and 500 West Madison Street, Chicago, Illinois. Copies of such material also may be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. at prescribed rates. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania.

        The Company has filed with the Commission registration statements relating to the shares of Common Stock offered hereby (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, the reader is referred to the Registration Statement.

     The Company will provide without charge to each person holding a purchase opportunity granted under the Program, upon the request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents. Written or telephone requests should be directed to William B. Bourne, ARAMARK Corporation, ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107 (telephone: 215-238-3213).

     ARAMARK Corporation is a Delaware corporation with its principal offices located at ARAMARK Tower, 1101 Market Street, Philadelphia, PA 19107 (telephone:
215-238-3000). As used herein, references to the "Company" include ARAMARK Corporation and its subsidiaries unless the context otherwise requires.

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                               PROSPECTUS SUMMARY


        The following is a summary of this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere in, or incorporated into, this Prospectus.

                                  The Company

        The Company, through its subsidiaries, is engaged in providing or managing services, including food, leisure and support services, uniform services, health and education services and distributive services.

        Currently, approximately 1,000 management investors directly own approximately 54% of the equity of the Company.

                         The ARAMARK Ownership Program

     The ARAMARK Ownership Program (the "Program") provides selected management employees of the Company and its subsidiaries with an opportunity to purchase shares of ARAMARK's Common Stock. Purchase opportunities can take a number of different forms, including Installment Stock Purchase Opportunities ("ISPOs") and Expanded Stock Purchase Opportunities ("EXPOs"). This prospectus describes ISPOs.

        Under the Program, selected management employees are granted opportunities to purchase shares of Common Stock. The exercise price of each purchase opportunity is the current appraisal price at the time the purchase opportunity is granted, based upon the most recent available independent appraisal.

        Each purchase opportunity has an installment schedule that limits the number of shares of Common Stock that may be purchased during each annual installment exercise period. Unless the first installment is exercised by its expiration date for at least 100 shares, your entire purchase opportunity for all installments will be canceled. Any subsequent annual installment may be exercised for up to the maximum number of shares specified in your certificate for that installment. However, no subsequent installment may be exercised for less than 100 shares. Any portion of an annual installment not exercised by the appropriate expiration date is canceled.


How to Purchase Shares

        To exercise an installment of your purchase opportunity and thereby purchase shares, you must deliver to the Company (at the address set forth on the exercise form) during the corresponding exercise period set forth on your certificate (1) a completed exercise form (included in this Prospectus as Annex
B), and (2) payment of the aggregate purchase price plus the aggregate amount of applicable taxes required to be withheld or collected (as computed on the exercise form).

Payment for the Shares

        You may be eligible to use a combination of any of the following means to pay for the aggregate purchase price (including required withholding taxes) upon exercise of your purchase opportunity:

        (1) The ARAMARK Deferred Payment Program for up to 3/4 of the total purchase price, (2) the sale of Class B shares and/or Series C shares, (3) the use of Class B shares that you currently own in a stock-for-stock exercise for up to the purchase price (not including required withholding taxes), and (4) by personal check.

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Stockholders' Agreement

        All of the management investors and other investors (except the ARAMARK employee benefit plans, which are prohibited by law from doing so) have entered into a Stockholders' Agreement. The Stockholders' Agreement has been entered into to assure that the Company would have consistent and uniform management as a private company, and that ownership of the Company would be strictly controlled. By exercising your purchase opportunity, you will be agreeing to be bound by the terms of the Stockholders' Agreement.

        Under the terms of the Stockholders' Agreement, your investment in the Common Stock can be sold only in limited instances. In addition, upon your termination of employment, the Company may, but is not generally obligated to, repurchase your shares.


        The terms of the Stockholders' Agreement are summarized in this Prospectus, and a copy of the Stockholders' Agreement is included as Annex A.

Other Factors

        A copy of ARAMARK's most recent annual report on Form 10-K will be distributed to you in early December 1995. The annual report contains financial and other information about ARAMARK's operations. Available information for subsequent periods can be obtained as described under "Available Information" on page 2. You should read carefully the annual report as well as this Prospectus, and consider the information presented before electing to invest.

Additional Information

        If you do not receive a copy of ARAMARK's most recent annual report on Form 10-K, or if you have any questions about the Program or would like to obtain further information, you should call one of the following persons in the ARAMARK Corporate Compensation and Benefits Department:


                        William Bourne at (215) 238-3213

                        Marie Paschall at (215) 238-3194

                          Russ Garrison (215) 238-3238

                        Mari Fulginiti at (215) 238-3217


    You may also call the new automated Shareholder Information Service at:

                                  800-95-OWNER
                                 (800-956-9637)

            If calling from the ARAMARK Tower, dial extension 3031.

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                             QUESTIONS AND ANSWERS


        To assist you in better understanding the offering, this Prospectus briefly describes certain significant provisions of the Program, the Common Stock and the Stockholders' Agreement in a question and answer format. For more complete answers to the questions, you are referred to the text of the Stockholders' Agreement. References to the appropriate sections of the Stockholders' Agreement appear in the answers to specific questions where applicable. Those sections are incorporated by such reference into the answer, and the answer is qualified in its entirety by such reference. The text of the Stockholders' Agreement is set forth as Annex A to this Prospectus. For convenience, the questions and answers are grouped as indicated in the following table of contents.


        Topic                                                         Q/A
        -----                                                         ----

        General                                                      1 -  2
        Installment Stock Purchase Opportunities (ISPOs)
                General                                              3  - 12
                How to Purchase and Pay Taxes Due                    13 - 18
                Deferred Payment Program                             19 - 29
                Sale of Currently-Owned Shares                       30 - 31
                Stock-for-Stock Exercises                            32 - 38
                Borrowing                                            39
        Stock Ownership
                General                                              40 - 43
                Transferring Shares                                  44 - 47
                Pledging Shares                                      48 - 50
        Sales While Employed
                General                                              51 - 52
                Internal Market                                      53
                Emergency Buy-Back Program                           54
                Offer-to-Sell                                        55
        Sales Upon Termination of Employment
                General                                              56 - 61
                Installment Notes                                    62 - 63
                Stock Repurchase Policy                              64 - 69



1.      Q:      What is ARAMARK Corporation?

        A:      ARAMARK Corporation changed its name from The ARA Group, Inc.
                in 1994. The Company was formed by a group of investors led by senior management in a management buyout transaction in 1984. Management investors directly own more than 50% of the equity of the Company.

2.      Q:      Are the shares of Common Stock being offered the same as the shares owned by current management investors?

        A:      Yes, with the same rights and obligations to which current
                management   investors  are  subject  under  the   Stockholders'
                Agreement.

3.      Q.      What is an Installment Stock Purchase Opportunity (ISPO)?

        A. The Board of Directors, upon the advice and recommendation of senior management, has approved the grant of an opportunity to participate in the ownership of ARAMARK to selected management employees. This is called an Installment Stock Purchase Opportunity, and is made to you in the form of a certificate of grant.

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4.      Q:      Am I required to purchase shares?

        A: No. Any exercise of any installment of your purchase opportunity by you is strictly voluntary.

5.      Q:      When can I purchase the shares?

        A: Your purchase opportunity can be exercised only in the installments authorized on your certificate and only during the corresponding installment exercise periods. There is a minimum and maximum number of shares you can purchase in each installment. The normal installment exercise period is December 15 - January 15 of each year. You should refer to your certificate for the installment exercise periods applicable to your purchase opportunity.

6.      Q:      Can I exercise an installment prior to its corresponding
                installment exercise period?

        A: No. You may exercise an installment, and thereby purchase shares, only during its corresponding installment exercise period.

7.      Q:      How many shares can I purchase in each installment?

        A: You may exercise in any installment up to the maximum number of shares, but not less than the minimum number of shares, set forth for such installment in your certificate. For purchase opportunities granted prior to November 10, 1993, the number of shares have been increased as a result of the stock split declared as of that date. Statements with the adjusted terms of each holder's purchase opportunities are distributed annually.

8.      Q:      What is the purchase price per share?

        A: The price per share for all installments of your purchase opportunity is set at the time your purchase opportunity is granted. The price appears on your certificate and represents the Appraisal Price based on the most recent available independent appraisal at the time of grant. This price remains fixed throughout all of the installment periods. For purchase opportunities granted prior to November 10, 1993, the price per share has been decreased as a result of the stock split declared as of that date. Statements with the adjusted terms of each holder's purchase opportunities are distributed annually.

9.      Q:      Can I still exercise a subsequent installment even if I do no exercise the first installment?

        A: No. Unless the first installment is exercised for at least 100 shares, the entire purchase opportunity for all installments will be canceled upon the expiration of the first exercise period.

10.     Q:      If I exercise the first installment, must I exercise additional installments?

        A: No. Exercise of any installment does not obligate you to exercise any other installment.

11.     Q:      If I do not exercise an installment for the maximum, what
                happens to the unexercised portion of the installment?

        A: Any unexercised portion of any installment will be canceled upon expiration of the corresponding exercise period.

12.     Q:      What if my employment is terminated?

        A: If your employment is terminated for any reason, your entire remaining unexercised purchase opportunity will be canceled. However, you will own any shares you purchased pursuant to any prior exercises of installments. These shares will be subject to the Company's right to repurchase pursuant to the Stockholders' Agreement.

13.     Q:      How do I purchase shares of Common Stock?

        A: To exercise an installment of your purchase opportunity and purchase shares, you must deliver to the Company, at the address which appears on the exercise forms included in this Prospectus as Annex B, (1) your completed exercise forms and (2) payment of the aggregate purchase price plus the aggregate amount of applicable taxes required to be withheld or collected. Instructions for computing your taxes required to be withheld are included on the exercise form.

14.     Q:      How do I make payment for the purchase price?

        A: You may be eligible to use a combination of any of the following means to pay for the aggregate purchase price (including required withholding taxes) upon exercise of your purchase opportunity:

                (1) the ARAMARK Deferred Payment Program for up to 3/4 of the total purchase price, (2) the sale of Class B shares and/or Series C shares, (3) the use of Class B shares that you currently own in a stock-for-stock exercise for up to the purchase price (not including required withholding taxes), and
                (4) by personal check.

15.     Q:      Why do I have to pay taxes when I exercise an installment?

        A: When you exercise an installment, the difference (if any) between the exercise price and any higher Appraisal Price of the Common Stock at the time of the exercise is considered ordinary taxable income. The Company is required to withhold taxes at the time of the exercise. These include U.S. income taxes, social security taxes (if appropriate), and applicable state income and unemployment taxes (depending on the state in which you are employed). This is not necessarily the entire amount of tax that you will owe as a result of this exercise. Additional tax, including estimated tax payments, may be required to meet your full tax liability due to this exercise. You should discuss your particular situation with your tax advisor.

16.     Q:      Will the Company report to the U.S. IRS the taxable income (if any) that I realize upon the exercise of my purchase opportunity?

        A:       Yes. The taxable income (if any) and the taxes withheld will be reported on your W-2 form for the year in which the purchase occurs. The purchase occurs at the time your completed exercise forms and your purchase price payment are received by the Company. For example, if your exercise forms and purchase price payment for the appropriate installment are received by the Company in December 1995, the taxable income and the taxes collected will be reported on your W-2 form for 1995; and if they are received in January 1996, the taxable income and the taxes collected will be reported on your W-2 form for 1996. You may wish to consult with your tax advisor when considering the time, within an installment exercise period, to exercise a purchase opportunity.

17.     Q:      How will I know what the Appraisal Price of the Common Stock is during the exercise period when I can exercise an installment?

        A: The Company's current practice is to have the Common Stock appraised periodically by an independent appraiser. The Appraisal Price at December 1, 1995 was $14.75.

18.     Q:      Can I compute the amount of withholding tax I must deposit with the Company prior to exercising an installment?

        A: Yes. A portion of the exercise form (included in this Prospectus as Annex B) leads you through the computation of the amount of applicable taxes required to be withheld or collected.

19.     Q:      What is the Deferred Payment Program?

        A: The Deferred Payment Program is a Company program that allows you to purchase shares of Common Stock for certain installments pursuant to your exercise of a stock purchase opportunity installment and to defer paying a portion of the purchase price.

20.     Q:      Who is eligible to participate in the Deferred Payment Program?

        A: Generally, you may participate in the Deferred Payment Program for the fourth, fifth, and sixth installment exercise for any purchase opportunity.

21.     Q:      Will the Deferred Payment Program be offered for subsequent
                ISPO installment exercises?

        A: The Company anticipates the Deferred Payment Program will be offered annually for each fourth, fifth and sixth stock purchase opportunity installment. However, the Deferred Payment Program for future installments is subject to cancellation or modification at the discretion of the Board of Directors.

22.     Q:      Do I have to participate in the Deferred Payment Program?

        A:      No.  Any participation by you is strictly voluntary.

23.     Q:      How much of the purchase price payment may I defer under the
                Deferred Payment Program?

        A: You may defer payment of up to 3/4 of the total purchase price (including required withholding taxes) for the qualifying shares you are purchasing.

24.     Q:      How do I elect to participate in the Deferred Payment Program?

        A: The exercise forms included in Annex B provide for your electing to participate in the Deferred Payment Program. A portion of the exercise form leads you through the election and computation of the amount of payment you may defer.

25.     Q:      What are the terms of the Deferred Payment Program?

        A: The deferred payment is due, plus interest, on the March 15 next following the third anniversary of the date the stock purchase opportunity is exercised. For example, for a stock purchase opportunity exercise in January 1996, the deferred payment is due on March 15, 1999. Interest accrues at an annual rate of 8 3/4% simple interest, and is payable at the same time the deferred payment is due. All of the shares purchased pursuant to the stock purchase opportunity installment exercise are pledged to secure the deferred payment obligation, and the Company holds the share certificates. If you sell or otherwise transfer any of the pledged shares, the entire deferred payment becomes due at the time of the sale.

26.     Q:      Will I be able to sell shares to pay my deferred payment
                obligation at the time it becomes due?

        A: The Company intends to allow you to sell shares at that time. However, all repurchases of shares by the Company must be approved by the Board of Directors and are subject to the ability of the Company to do so under its financing agreements.

27.     Q:      Can I prepay my deferred payment obligation?

        A: Yes. You may prepay your deferred payment obligation at any time before it becomes due.

28.     Q:      What are the anticipated U.S. income tax consequences to me for participation in the Deferred Payment Program?

        A: The tax consequences of exercising your stock purchase opportunity installment will not change. Generally, under current U.S. tax law, the interest paid at the time of making the deferred payment would be treated for U.S. income tax purposes as "investment interest." Accordingly, it may be deductible, but only to the extent of investment income received during the year the interest is paid. Investment income excludes any income taxed at the favorable capital gains rate. As a result, you may not be able, or wish, to deduct deferred payment interest when you pay it. However, investment interest expense, including deferred payment interest, that is not deducted for U.S. income tax purposes may be carried forward indefinitely until it is used. You are urged to discuss this matter with your tax advisor.

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29.     Q:      Will my obligation to pay the deferred payment be treated as debt for my personal credit purposes?

        A: Any decision regarding your personal credit, whether for a home mortgage or otherwise, would be made by a lender. The Company understands that generally the deferred payment obligation would be treated as debt for personal credit purposes by lenders.

30.     Q.      How can I sell Class B or Series C Shares that I currently own to pay the purchase price?

        A. You may sell Class B or Series C Shares in the internal market that is being conducted concurrently with the December 15 - January 15 installment exercise period. (See Question 53.) You may have the cash proceeds of such sale applied to pay all or a portion of the purchase price. The necessary forms and instructions are included in Annex B.

31.     Q.      What are the tax consequences if I sell Class B or Series C
                Shares to raise cash to exercise my purchase opportunity?

        A. The sale of both Class B and Series C Shares are taxable events, but each is subject to different U.S. tax rules. For a discussion of the different tax treatments accorded sales of Class B and Series C Shares, see "U.S. Income Tax Considerations" in this Prospectus. The tax consequences of selling Class B or Series C Shares are not affected by whether or not you use the proceeds of such sale to exercise other purchase opportunities. Taxes due from the sale of Shares must be paid in addition to the taxes due on the exercise of purchase opportunities. Again, you are urged to discuss your particular situation with your tax advisor.

32.     Q:      What is a stock-for-stock exercise?

        A: The effect of a stock-for-stock exercise is much the same as if you sold Class B Shares and used the cash proceeds to pay a portion of the purchase price. There is a significant tax difference, however, in that no taxable capital gain is currently generated by the use of a stock-for-stock exercise.

33.     Q:      What is the benefit of using the stock-for-stock exercise
                method?

        A: You can avoid recognizing any gain for U.S. income tax purposes that you would otherwise recognize if you sold Shares that you currently own and then used the cash proceeds to pay the exercise price.

34.     Q:      What are the tax consequences if I use the stock-for-stock exercise method?

        A: The U.S. tax basis and holding period for the Shares that you currently own and use in the stock-for-stock exercise remain unchanged. The tax basis of the additional Shares you receive in the exercise is equal to the current Appraisal Price at the time of the exercise.

35.     Q:      How do I use the stock-for-stock exercise method?

        A: A portion of the exercise form in Annex B leads you through the computation of how many shares that you currently own will be needed in your stock-for-stock exercise. You may use any Class B Shares that you (or you and your spouse jointly) have owned for more than six months in a stock-for-stock exercise, even Shares that are pledged to ARAMARK in the Deferred Payment Program.

36.     Q:      Who is eligible to use a stock-for-stock exercise?

        A: Generally, you may use the stock-for-stock exercise method for the fourth, fifth and sixth installment of a purchase opportunity or, if you hold more than two purchase opportunities, you may use the stock-for-stock exercise method for any installments.

37.     Q:      How much of the purchase price can be paid using the stock-for-
                stock exercise method?

        A: You may use the stock-for-stock exercise method to cover up to, but not more than, the exercise price (not including required withholding taxes). For example, if the exercise price for 100

                Shares is $8.25 per share, or $825.00, and the Appraisal Price is $14.75 per share, then you may use 55 shares that you currently own in the stock-for-stock exercise method to pay $811.25 of the exercise price, with the balance of $13.75 (as well as the required withholding taxes) being paid through the other available methods. You may not use 56 Shares, because 56 times $14.75 (or $826.00) exceeds the exercise price of $825.00.

38.     Q:      What are the restrictions on the Shares I use in a stock-for-
                stock exercise?

        A: You may use Shares in a stock-for-stock exercise only if the Shares are owned by you (or you and your spouse jointly) and only if the Shares have been owned for more than six months. In addition, Shares that you use in the stock-for-stock exercise method, like the Shares you acquire in an exercise of a purchase opportunity, are not eligible for sale in the internal market during the six months after the exercise.

39.     Q:      Can I borrow money to purchase the shares covered by my purchase opportunity?

        A: Yes. Generally, if you wish to borrow money to purchase shares, you must make your own financing arrangements with outside lenders. However, for the exercise of the fourth, fifth or sixth installment of a purchase opportunity, you may elect to defer payment of up to 3/4 of the total purchase price (including required withholding taxes) under ARAMARK's Deferred Payment Program, in effect, borrowing money from the Company (see Questions 19 through 29).

40.     Q:      Will I receive a stock certificate for the shares of Common
                Stock that I purchase?

        A: Yes, you will receive written confirmation of your stock purchases. Stock certificates will be issued only on request. If you are eligible and have elected to participate in ARAMARK's Deferred Payment Program, then a stock certificate will be held by the Company (see Question 25 ).

41.     Q:      Can I have the shares registered jointly in my name and my spouse's name?

        A: Yes, you can register shares in the names of you and your spouse as joint tenants, provided both you and your spouse sign the exercise form. (Introduction to the Stockholders' Agreement)

42.     Q:      Will I receive dividends on the Common Stock?

        A: If the Board of Directors declares a dividend, holders of Common Stock on the dividend record date will be entitled to receive that dividend.

43.     Q:      Will I be entitled to vote on any matters submitted to a vote o
                ARAMARK Corporation stockholders?

        A: Yes, you will generally be free to vote your shares in any manner you choose on any matters properly presented to the stockholders. (Section 16.04)

44.     Q:      May I transfer my shares of Common Stock?

        A: Generally, you may not sell or otherwise transfer your shares of Common Stock (other than in certain limited instances). (Section 2.01)

45.     Q:      May I transfer my shares of Common Stock for estate or tax planning purposes?

        A: Yes. You may transfer your shares (other than Series C Shares) for estate or tax planning purposes as gifts to your spouse, child, grandchild or parent or a trust for the benefit of any of them or to a qualifying charitable organization. You may also make other transfers to your family members, their trusts or other entities if the transfer is approved by the Company's Board of Directors. (Section 3.01)

46.     Q:      Are these permitted transfers subject to any conditions?

        A: Yes. The transferee must sign a document confirming that he or she is acquiring the shares subject to all the terms and conditions of the Stockholders' Agreement, and such document must be delivered to and approved by the Company before the transfer. (Section 2.03(a))

47.     Q:      When will I be able to transfer my Class B shares freely without having to comply with the restrictions on transfer contained in the Stockholders' Agreement?

        A: Generally, the Stockholders' Agreement will continue in force unless the stockholders who are parties to the Agreement and the Company vote to terminate or change it. (Section 11)

48.     Q.      May I pledge my shares of ARAMARK Common Stock?

        A. Yes, you may pledge your shares to a commercial bank, savings and loan institution or any other lending or financial institution as security for your indebtedness. However, you may do so only if the lender agrees that, upon realization of its security, the lender will dispose of the shares only in compliance with the terms of the Stockholders' Agreement. (Section 3.02) If you are eligible and elect to participate in ARAMARK's Deferred Payment Program, you will be required to pledge shares to ARAMARK (see Question 25).

49.     Q.      Will the pledged shares be subject to the Stockholders'
                Agreement?

        A:      Yes.

50.     Q:      Will I be able to sell pledged shares in the internal market or under the Emergency Buyback Program?

        A: Yes. However, your entire deferred payment obligation will become due at the time of such sale.

51.     Q:      Will I be able to sell shares back to the Company?

        A: Yes. Primarily, you will be able to sell your Class B Shares and Series C Shares to the Company in the internal market. Secondly, the Company provides an Emergency Buyback Program to accommodate certain limited instances when unanticipated emergencies arise. The Company anticipates that the combination of the internal market and the emergency buyback program should provide adequate liquidity to all management investors on an orderly and equitable basis. The Company also provides an offer-to-sell procedure for the Class B Shares that could be utilized. These three methods for realizing liquidity are described more fully below (see Questions 53, 54, and 55). Of course, the ability of the Company to repurchase any shares is subject to the Company's continued strong operating and financial performance. (Section 3.03)

52.     Q.      Will the Company inform me prior to the time that I purchase from the Company (through the exercise of a purchase opportunity or otherwise) or sell to the Company (in the internal market or otherwise) any of my shares of stock of any pending or potential transaction that could increase or decrease the value of the stock?

        A. No. The Company will not disclose any pending or potential transaction in connection with your decision to purchase from or sell to the Company any shares of Company stock owned by you. It is in the best interests of the Company and the Stockholders taken as a whole for the Company to be able to conduct orderly transactions in Common Stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment) and for the Company concurrently to be able to consider from time to time on a confidential basis potential transactions which could affect the fair market value and/or the Appraisal Price of the Class B Shares. The Company does not disclose publicly its projections or the status of any transaction that may be under consideration. (Section 8)

53.     Q:      What is the internal market?

        A: The internal market is a process whereby the Company, on a periodic basis, offers to purchase some of your Class B and Series C shares. At the time of the offer, each management owner will then be able to decide whether to accept or reject the offer. The internal market provides the primary way for management owners to sell some of their stock holdings.

                In this regard, a management owner can pursue a sale of stock in the internal market in excess of the guideline stated below by contacting one of the persons listed on page 4 of this Prospectus.

                The Internal Market Policy approved for 1996 consists of four quarterly repurchase periods, and subject to further review and approval by the Board of Directors prior to each subsequent annual offering, is as follows:


                                      Class B Shares           Series C Shares
                                      --------------           ---------------
                Offering Periods: December 15 to January 15   Same as for Class
                                  March 15 to April 15        B Shares
                                  June 15 to July 15
                                  September 15 to October 15

                Offerees:         All management owners       All management
                                                              owners

                Purchase Price:   The most recent available   $1,000 per share
                                  Appraisal Price as of:      plus accrued and
                                  December 1, 1995            unpaid dividends
                                  March 1, 1996
                                  June 1, 1996
                                  September 1, 1996

                Payment Terms:    Cash                        Cash

                Individual        Generally, up to $50,000    Unlimited
                Guideline         or, if greater, 10% of
                for each          shares owned (up to a
                Offering          maximum of $150,000);
                Period:           requests for larger sales
                                  can be made by contacting
                                  one of the persons listed
                                  on page 4 of this
                                  Prospectus

                Required Holding  Shares owned for less than  None
                Period:           six months are not eligible
                                  for resale in the internal
                                  market.

54.     Q:      What is the Emergency Buyback Program?

        A: From time to time there may be compelling circumstances when an unanticipated emergency arises which may cause a management owner to request the Company to repurchase Class B or Series C shares. Each request will be reviewed individually, taking into account all relevant circumstances.

55.     Q:      Will I be able to sell my Class B shares in any other way?

        A: The anticipated normal procedure for selling Class B shares is through the internal market. However, you could also offer a portion of your Class B shares to the Company at the current Appraisal Price of the Common Stock. In the event your Class B shares were not purchased by ARAMARK you could offer to sell your Class B shares within the next 90 days to a third party who agreed to abide by all the terms of the Stockholders' Agreement, on the same terms offered to ARAMARK. (Section 4)

                Upon termination for any reason, subject to the Company's right to Call your Class B shares (see Question 56), you could offer to sell your Class B shares as described above.

56.     Q:      If my employment with the Company and its subsidiaries is
                terminated for any reason, does the Company have the right to require me to sell my Class B shares to the Company?

        A: Yes. This right of the Company to require you to sell your Class B shares is described as a "Call." At any time during the 10 years following the termination of your employment the Company has the right to Call any or all of your Class B shares and any or all of the Class B shares of all of your permitted transferees. The Company's intention is to exercise promptly its Call right if you are terminated for any reason for all Class B shares except those acquired by exercising stock options shortly before or after termination. The Company intends to Call those Class B shares approximately six months after they were acquired. (Section 6) The Company also intends, pursuant to the terms of the Series C Shares, to repurchase such Series C Shares at the time the remaining Class B Shares are repurchased.

57.     Q:      Do the Call rights apply to a termination of my employment with
                ARAMARK and its subsidiaries which is beyond my control?

        A: Yes. The Call rights apply to all terminations of employment with ARAMARK and its subsidiaries without regard to cause, including death, permanent and complete disability, voluntary or involuntary termination of employment and retirement. For example, if ARAMARK were to sell the division or subsidiary in which you work, then the Call rights would apply even though you were continuing to work in the same organization. (Section 6)

58.     Q:      How will I be paid for my Class B shares when they are Called?

        A: The Company, in almost all cases, will purchase your Class B shares at the Appraisal Price of the Common Stock at the time the Company gives notice it is exercising the Call, without interest. However if the Company gives notice it is exercising the Call more than 120 days after the time of termination of employment, the Company will repurchase your Class B shares at the lesser of the Appraisal Price at the time of termination plus 8% simple interest to the time of such notice or the Appraisal Price at the time of such notice. Under the terms of the Stockholders' Agreement, payment will be in cash up to the least of 10% of the shares called, $100,000 or your highest base salary with the remainder paid in installment notes. (Section 6.02)

59.     Q:      What if ARAMARK cannot repurchase my Class B shares pursuant to the exercise of a Put or a Call because it would cause a default under one of ARAMARK's loan agreements or would violate applicable law?

        A: Your Class B shares would be repurchased on the earliest practicable date when such repurchase could be effected in compliance with such loan agreement and applicable law. The price to be paid could be affected because of such delay. (Section 10.01)

60.     Q:      If I voluntarily terminate my employment, the Company has the right to call my Class B shares of Common Stock. Will the Company inform me prior to the time I terminate my employment of any pending or potential transaction that could increase the value of the Common Stock?

        A: No. The Company will not disclose any pending or potential transaction in connection with your decision to terminate your employment (or in connection with your decision to exercise a Put or in any other circumstance). It is in the best interests of the Company and the Stockholders taken as a whole for the Company to be able to conduct orderly transactions in Common Stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment) and for the Company concurrently to be able to consider from time to time on a confidential basis potential transactions which could affect the fair market value and/or the Appraisal Price of the Class B shares. The Company does not disclose publicly its projections or the status of any transaction that may be under consideration. (Section 8)

61.     Q:      Will I be able to require the Company to repurchase Class B shares?

        A: Generally, no. However, upon your death, Complete Disability or Normal Retirement, you or your estate, as appropriate, subject to the Company's financing agreements, can require the Company to purchase up to 30% of your Class B shares. This right to require the Company to purchase Class B shares is described as a "Put." The Company will be required to purchase these shares for cash at the current Appraisal Price of the Common Stock. The Company intends to purchase ("Call") your Class B remaining shares (see Question 56). However, in the event the Company does not Call your Class B shares, then you could offer to sell the remaining shares (see Question 55). (Section 5)

62.     Q:      What are the terms of the installment notes?

        A: The Stockholders' Agreement provides for the following terms for the installment notes. Annual cash payments will equal the least of 10% of the principal, $100,000 or your highest base salary. At the end of the 10th year following termination, any remaining balance on the notes will be paid in cash. Interest will be paid semi-annually and the rate will be fixed at the Applicable Federal Rate which currently varies approximately from 5.71% to 6.45% depending upon the term of the note. (Section 1.08)

63.     Q:      If the Company purchases my Class B shares using, in part, an installment note, will I have to pay tax on the entire gain in the first year?

        A: Generally, no. The purchase using a note usually will qualify for installment treatment under the U.S. income tax laws. You should be able to recognize taxable gain in proportion to the cash payments of principal you will receive over the years. You should consult with your tax advisor to determine if installment sale treatment is advantageous to you and how you should report it on your tax returns.

64.     Q:      What is the Stock Repurchase Policy?

        A: The Company's Stock Repurchase Policy provides for payment terms that are generally more favorable to you than the payment terms provided for in the Stockholders' Agreement. This Policy, which is described below (see Questions 65 through 69), may be amended, discontinued or varied for all repurchase transactions generally or for any specific repurchase transaction at any time by the Company without notice. The Policy does not affect the total repurchase price which you will be paid for your shares.

65.     Q:      If I terminate before age 55 and my Class B shares are Called, what does the Stock Repurchase Policy currently provide?

        A: The initial cash payment will be a minimum of $50,000 and each annual principal installment on the promissory note will be a minimum of $25,000.

66.     Q:      If I terminate at or after age 55 but before Normal Retirement and my Class B shares are Called, what does the Stock Repurchase
                Policy currently provide?

        A: The total repurchase price will be paid in an initial cash payment and subsequent annual principal installments on the promissory note in equal amounts, so that the entire repurchase price will have been paid before you reach age 66. Each such payment is subject to a minimum of $50,000 and a maximum of $300,000 with any remaining balance paid in the final installment.

67.     Q:      If I terminate through Normal Retirement and my Class B shares are Called (or if I exercise my Put and the remainder of my
                Class B shares are Called), what does the Stock Repurchase
                Policy currently provide?

        A: Generally, Normal Retirement means you are at least age 60 and you retire from active employment. The initial cash payment will be 30% of the total repurchase price. The remainder of the total repurchase price will be paid in equal annual principal installments on the promissory note so that the entire repurchase price will have been paid before you reach 66 (or if you are 63 or over, in 3 equal annual principal installments). Each such payment is subject to a minimum of $50,000 and a maximum of $300,000 with any remaining balance paid in the final installment.

68.     Q:      If I die or become Completely Disabled and my Class B shares are
                Called (or if my estate exercises its Put and the remainder of my shares are Called), what does the Stock Repurchase Policy currently provide?

        A: The initial cash payment will be 30% of the total repurchase price. The remainder of the total repurchase price will be paid in three equal annual principal installments on the promissory note. Each such payment is subject to a minimum of $50,000 and a maximum of $300,000 with any remaining balance paid in the final installment.

69.     Q:      Does the Stock Repurchase Policy provide for an alternative interest rate on the promissory note?

        A: Yes. In lieu of a fixed interest rate (equal to the Applicable Federal Rate at the time of the repurchase) for the entire life of the promissory note, you may make a one-time irrevocable election at the time of repurchase for the rate to reset annually on the date of each principal payment to the Applicable Federal Rate then in effect.


                         THE ARAMARK OWNERSHIP PROGRAM

        The ARAMARK Ownership Program (the "Program") is designed to provide an opportunity for selected management employees of the Company and its subsidiaries to acquire an ownership interest in the Company and thereby give them a more direct and continuing interest in the future success of the Company's business.

        Under the Program, the direct ownership in the Company has increased from 62 original management investors in 1984 to approximately 1,000 management investors today owning approximately 51% of the equity. In addition, at October 27, 1995, management employees held installment stock purchase opportunities for 8,398,717 shares and stock options for an additional 1,378,246 shares.

        The Company's senior management believes that management ownership has significantly contributed to the Company's success, and intends to continue to use the Program to expand both the number of management investors and their percentage ownership.

        The Program uses the 1984 Stock Option Plan, the 1987 Stock Option Plan and the 1991 Stock Ownership Plan. These Plans allow the Company to offer, and under the Program the Company has offered, stock purchase opportunities to selected employees in three different ways: the direct sale of shares, the grant of installment stock purchase opportunities, and the grant of stock options.

        This Prospectus relates to the grant and exercise of installment stock purchase opportunities. Through installment stock purchase opportunities, the Company granted to more than 1,000 management employees an opportunity to invest in, or increase their investment in, the Company. Shares for installment stock purchase opportunities may be granted from the 1984 Stock Option Plan (the "1984 Option Plan"), the 1987 Stock Option Plan (the "1987 Option Plan") and the 1991 Stock Ownership Plan (the "1991 Ownership Plan").

        The 1984 Option Plan was adopted by the Board of Directors and approved by the stockholders in December 1984 in connection with the management buyout. Amendments to the Plan were approved by the stockholders in February 1987. The Plan provides for the issuance of shares of Common Stock through the granting of incentive stock options and/or nonqualified options. On October 27, 1995, 2,060,304 options were outstanding under the Plan. No additional options can be granted under the Plan.

        The 1987 Option Plan was adopted by the Board of Directors in May 1987 and was approved by stockholders in February 1988. The Plan provides for the issuance of up to 8,357,956 shares of Common Stock through the granting of incentive stock options and/or nonqualified options. On October 27, 1995, 2,369,713 options were outstanding under the Plan and 474,966 shares were available for the grant of future options.

        The 1991 Ownership Plan was adopted by the Board of Directors in November 1991 and was amended in 1994. The Plan was approved by stockholders in February 1995. The Plan provides for the issuance of up to 10,000,000 shares of Common Stock through the granting of nonqualified options. On October 27, 1995, 5,346,946 options were outstanding under the Plan and 2,143,813 shares were available for the grant of future options.

        In accordance with the terms of the Plans, the purchase price for shares subject to purchase opportunities granted under the Plans will not be less than the fair market value of the shares (based upon the most recent available independent appraisal) on the date of the grant. Shares issued pursuant to the Plans are subject to the Stockholders' Agreement. The Plans provide that the terms of options and purchase opportunities outstanding under the Plans and the number of shares authorized under the Plans will be appropriately adjusted upon the declaration of stock dividends and upon the occurrence of certain other events.

        The Plans grant certain authority to the Human Resources, Compensation and Public Affairs Committee (the "Committee") which consists of six members of the Board.

        The Committee is authorized to grant purchase opportunities and to determine the number of shares to be offered thereby to each selected key employee. The term "key employee" is not defined in the Plans, and subject to the express provisions of the Plans, the Committee has complete authority to determine the employees who receive purchase opportunities thereunder. As a result, the number of employees eligible to participate in the Plans is not determinable.

        Purchase opportunities are not transferable. No purchase opportunity can be subject to attachment, execution or levy of any kind. Each purchase opportunity shall be exercisable only by the employee to whom it is granted and only while an employee of ARAMARK or a subsidiary (or any other entity in which ARAMARK continues to own an equity interest and which the Board of Directors designates).

        ARAMARK will use the net proceeds from the sale of shares pursuant to exercises of purchase opportunities for general corporate purposes.

        The Plans are not subject to any provisions of the Employee Retirement Income Security Act of 1974 and are not "qualified" within the meaning of
Section 401(a) of the Internal Revenue Code.

        The Board of ARAMARK or the Committee may establish such procedures as it deems appropriate for the administration of the Plans. It may also include at the time a purchase opportunity is granted such additional terms and conditions as it deems desirable to the extent such are not inconsistent with the Plans. The opinion of the Committee, or the Board for certain matters described in the Plans, shall be final and binding upon all persons in interest, including employees, ARAMARK and its stockholders.

        The Board may amend the Plans from time to time as it deems desirable, except that certain amendments would require stockholder approval.

        Neither the Plans nor any purchase opportunity granted under the Plans gives any employee the right to continue in the employ of ARAMARK or its subsidiaries or limits in any respect the right of ARAMARK or any subsidiary to terminate such employee.

        The appraised fair market value of the Common Stock, as of December 1, 1995 was $14.75. The appraisal of the fair market value of the shares of Common Stock was provided by Houlihan Lokey Howard & Zukin ("Houlihan"), a professional independent appraiser. Such appraisal was based on the financial condition and results of operations of ARAMARK, a comparison of ARAMARK with other companies with similar characteristics, and other factors prevailing at the time such determination was made.

        In connection with the services rendered by Houlihan with respect to the preparation of the appraisal referred to above and other appraisals of Company securities within the 12 months prior to the date of this Prospectus, Houlihan has received fees from the Company of approximately $100,000 plus reimbursement of certain expenses. In addition, the Company has agreed to indemnify Houlihan against certain liabilities which it might incur in connection with the preparation of the appraisal referred to above or otherwise as a result of the services rendered by such firm.

                          THE DEFERRED PAYMENT PROGRAM

        The Deferred Payment Program was adopted in 1992 and is designed to enable employees to take better advantage of installment stock purchase opportunities granted to them, by giving them the alternative to defer payment of a portion of the purchase price generally beginning with the fourth and subsequent installments (a "covered installment"). For installments exercisable between December 15, 1995 and January 15, 1996, the Deferred Payment Program is available for holders of purchase opportunities that were first granted prior to December 1992.

        The Company anticipates that the Deferred Payment Program will continue to be offered. However, the Program is subject to cancellation or modification at the discretion of the Board of Directors.

        The Deferred Payment Program currently in effect will permit the holder of an installment stock purchase opportunity to defer payment of up to three-quarters of the total purchase price (including required withholding taxes) for the shares being purchased under a covered installment. Accordingly, payment may be deferred for up to 38 months in some cases. (In order to comply more clearly with certain laws which may be applicable, ARAMARK has the right to require the payment on demand. However, ARAMARK has no intention of exercising such right.) Interest will accrue on any deferred payment at a fixed annual rate (currently 8 3/4% simple interest), and will be payable at the time the deferred payment is due. ARAMARK may from time to time select a different interest rate for use in future deferred payment obligations. However, the interest rate at the time a deferred payment obligation is entered into is fixed for the entire term of the obligation. The Company will hold as collateral all shares purchased under any installment in which any portion of the purchase price is financed under the Deferred Payment Program until the deferred payment is received by the Company. Deferred payment obligations may be prepaid at any time at the election of the employee and will become due immediately in the event any shares securing the deferred payment obligation are sold or otherwise transferred by the stockholder (whether pursuant to a call of such shares by ARAMARK upon termination of employment or otherwise). Holders of installment stock purchase opportunities are not required to use the Deferred Payment Program. If you have any questions about the Deferred Payment Program, you should call Marie Paschall at the ARAMARK Corporate Compensation and Benefits (telephone: 215-238-3194).


                         U.S. INCOME TAX CONSIDERATIONS

        The following discussion is not intended to be a complete statement of the U.S. income tax consequences of the granting and exercise of purchase opportunities pursuant to the Plans or the disposition of shares acquired upon exercise of such purchase opportunities. Because of the complexities of the U.S. income tax law, offerees are urged to consult their own tax advisor.

        With respect to the purchase opportunities, ARAMARK understands that, under current U.S. income tax laws, (i) no income will be recognized to the employee at the time of grant; (ii) upon exercise of a purchase opportunity, the employee must treat as ordinary income the difference, if any, between the exercise price and any higher fair market value of the Common Stock on the date of exercise, and (iii) assuming the shares received upon exercise of such purchase opportunities constitute capital assets in the employee's hands, any gain or loss upon disposition of shares (measured by reference to the fair market value of the shares on the date of exercise) may be treated as capital gain or loss. These results would apply whether or not Class B shares are disposed of by the employee to raise cash to exercise purchase opportunities. The Company is required to report to the IRS the amount of gross proceeds received from the disposition of Class B stock and the employee is required to report that amount in his/her tax return. None of the income from exercise of purchase opportunities or gain from the sale of stock acquired through exercise of such purchase opportunities would be an item of tax preference subject to AMT.

        ARAMARK understands that tendering shares already owned by the holder of a purchase opportunity in order to exercise such purchase opportunity (a "stock-for-stock exercise," so called) would be considered a "like-kind exchange" of existing shares for new shares and would not be considered a sale of such previously acquired shares that would result in the recognition of capital gain or loss by the employee. For tax purposes, an employee electing to make a stock-for-stock exercise would be considered to receive from the exercise
(1) the shares tendered, with the same basis and holding period to the employee as the shares had prior to being tendered, (2) the additional shares resulting from the exercise with a tax basis to the employee equal to their current fair market value and a holding period commencing with the date of exercise, and (3) ordinary taxable income equal to the difference between the exercise price and the current fair market value of all of the shares acquired through the exercise.

        ARAMARK further understands that income recognized upon the exercise of a purchase opportunity is subject to tax withholding and that it is obligated to withhold or collect an amount equal to a portion of the tax applicable to such income. Consequently, ARAMARK requires the exercising employee to deposit with ARAMARK the amount of taxes required to be withheld or collected. The Company is required to report to the IRS the amount of ordinary income generated by the exercise of a purchase opportunity by including that amount as compensation in the employee's form W-2, and the employee is required to report that amount in his/her tax return.

        Where an employee disposes of Series C stock, whether or not the cash received would be used to exercise purchase options, the gross amount of cash received generally will be taxable to the employee as ordinary dividend income. (Only where the employee retains no interest in ARAMARK stock or rights to acquire ARAMARK stock may the disposition of Series C shares qualify for favorable capital gains treatment.) There is no requirement to withhold taxes in connection with the disposition of Series C stock. The Company, however, is required to report to the IRS the gross amount of cash paid to the employee from the disposition of Series C shares and the employee is required to include that amount in his/her tax return.

        If payment of a portion of the exercise price is deferred under the Deferred Payment Program, the interest paid at the time of making the deferred payment would be treated as "investment interest". Accordingly, it may be deductible, but only to the extent of investment income received during the year the interest is paid. "Investment income" excludes any income taxed at the favorable capital gains rate. As a result, you may not be able, or wish, to deduct deferred payment interest when you pay it. However, investment interest that is not deducted can be carried forward and be deductible in future years to the extent of the holder's investment income in such years. You are urged to discuss this matter with your tax advisor. Similarly, to the extent that purchase opportunities are exercised using other borrowed funds, the interest incurred on such borrowing may be treated as "investment interest". You are urged to discuss this matter as well with your tax advisor.

                        DESCRIPTION OF EQUITY SECURITIES

General

        The authorized capital of the Company consists of 185,000,000 shares, which includes 150,000,000 shares of Common Stock, Class B, par value $.01 per share ("Common Stock" or "Class B Common Stock"); 25,000,000 shares of Common Stock, Class A, par value $.01 per share ("Class A Common Stock"); 10,000,000 shares of Series Preferred Stock, par value $1.00 per share ("Series Preferred Stock"). As of October 27, 1995, 22,667,009 shares of Class B Common Stock were issued and outstanding (not including 10,423,736 shares subject to options, installment stock purchase opportunities and deferred stock units granted and outstanding under the Company's Plans), 2,182,300 shares of Class A Common Stock were issued and outstanding and 14,677 shares of Series C Preferred Stock were outstanding.

        Management investors (approximately 1,000 persons at the date of this Prospectus) hold all of the shares of outstanding Class B Common Stock of the Company. There is no established public trading market for the Common Stock or the Series C Preferred Stock of the Company.

        The following is a summary of certain provisions of the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") and the By-Laws of the Company, as amended. The summary is qualified in its entirety by reference to such documents filed as exhibits to the Registration Statement of which this Prospectus is a part.

The Class A Common Stock and the Class B Common Stock

        Voting. Each share of Class A Common Stock and each share of Class B Common Stock entitles the holder thereof to one vote on all matters submitted to the stockholders.

        All actions submitted to a vote of stockholders are voted upon by holders of Class A Common Stock and Class B Common Stock voting together except that the holders of Class A Common Stock and Class B Common Stock vote separately as classes with respect to amendments to the Company's Certificate of Incorporation that may alter or change the powers, preferences or special rights of their respective classes of stock so as to affect them adversely, and such other matters as may require class votes under the Delaware General Corporation Law.

        There is no provision in the Certificate of Incorporation permitting cumulative voting.

        Dividends and Other Distributions (including Distributions upon Liquidation of the Company). Dividends on the Class A Common Stock and the Class B Common Stock are paid when, as and if declared by the Board of Directors and permitted under the Company's loan agreements. In respect of rights to dividends and other distributions in cash, stock or property of the Company (including distributions upon liquidation of the Company, after provision for creditors of the Company and any shares of the Company's capital stock having a preference on liquidation, dissolution or winding up of the Company), each share of Class A Common Stock is entitled to ten times the dividends and other distributions payable on each share of Class B Common Stock when, as and if such dividends or distributions may be declared and/or paid; provided, however, that in the case of dividends or other distributions payable on the Class A Common Stock and the Class B Common Stock in capital stock of the Company other than Preferred Stock, including distributions pursuant to split-ups or divisions of the Class A Common Stock or the Class B Common Stock, only Class A Common Stock is distributed with respect to Class A Common Stock and only Class B Common Stock is distributed with respect to Class B Common Stock. In no event may either Class A Common Stock or Class B Common Stock be split, divided or combined unless the other is split, divided or combined equally.

        Convertibility. The Class A Common Stock is not convertible. Subject to the prior approval of the Board of Directors, the Class B Common Stock is convertible at all times, in whole or in part, and without cost to the stockholder, into Class A Common Stock on the basis of ten shares of Class B Common Stock for each share of Class A Common Stock. Only full-time employees and directors of the Company (and their Permitted Transferees while the transferor is a full-time employee or director) may hold Class B Common Stock. Upon any holder of Class B Common Stock ceasing to be a full-time employee or director of the Company, such holder's Class B Common Stock automatically converts into Class A Common Stock, on the basis of ten shares of Class B Common Stock for each share of Class A Common Stock. The Board of Directors may at any time order the conversion of all the Class B Common Stock into Class A Common Stock on a ten-for-one basis. No fractions of shares of Class A Common Stock would be issued on such conversion, but rather such amounts would be paid in cash based on the market value (or, if the Company is not publicly traded, the last appraised value) of the Class B Common Stock.

        Other. The Class A Common Stock and Class B Common Stock do not carry any preemptive rights enabling a holder to subscribe for or receive shares of stock of the Company of any class or any other securities convertible into shares of stock of the Company.


                                    EXPERTS

        The audited consolidated financial statements and related notes and schedules included in the Company's Annual Report on Form 10-K for the year ended September 29, 1995, incorporated by reference herein have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report also incorporated herein by reference. In their report, that firm states that with respect to amounts included for Versa Services Ltd., the Company's Canadian subsidiary, its opinion is based on the report of other auditors, namely Ernst & Young, Chartered Accountants, whose report is also incorporated herein by reference. The financial statements referred to above have been incorporated by reference herein in reliance upon the reports of said firms and upon the authority of said firms as experts in accounting and auditing. Subsequent audited financial statements of the Company and the reports thereon of the Company's independent public accountants, to the extent incorporated herein by reference, have been so incorporated in reliance upon the reports of those accountants and upon the authority of those accountants as experts in accounting and auditing to the extent such accountants have audited those financial statements and consented to the use in this Prospectus of their reports thereon.

        The appraisal of Houlihan Lokey Howard & Zukin, independent securities appraisers, and references thereto included in this Prospectus have been included herein in reliance upon the authority of said firm as an expert in securities valuations.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents, if filed by the Company with the Commission prior to the termination of the offering of the shares, are incorporated herein by reference:

        1. The Company's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

        2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year of the annual report referred to in Item 1 above.

        3.      All documents subsequently filed by the Company pursuant to
                Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or in a supplement hereto modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
                                       OF

                               ARAMARK CORPORATION



        AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT dated as of the 14th day of December, 1994, which further amends and restates the Amended and Restated Stockholders' Agreement dated as of December 14, 1984 (the "Agreement"), by and among ARAMARK CORPORATION (formerly The ARA Group, Inc. and ARA Holding Company), a Delaware corporation ("ARAMARK"), and the parties identified on the books of ARAMARK as "Management Investors" or their "Permitted Transferees" or as "Individual Investors" or "Institutional Investors."

        In consideration of the terms and conditions herein contained, the parties hereto mutually agree as follows:

        The parties hereto (other than ARAMARK) and any other person who hereafter acquires equity securities of ARAMARK pursuant to the provisions of, and subject to the restrictions and rights set forth in, this Agreement are sometimes hereinafter referred to collectively, as the "Stockholders" or, individually, as a "Stockholder." The Management Investors and the Individual Investors are sometimes hereinafter referred to collectively as the "Investor Group." Institutional Investors and Individual Investors are sometimes hereinafter referred to collectively as "Outside Investors." Unless otherwise explicitly set forth herein, the term "Management Investors" shall mean only those individuals so identified on the books of ARAMARK, exclusive of such individuals' respective heirs, Permitted Transferees (as identified on the books of ARAMARK) or other Transferees (as defined in Section 2.03(a) hereof); provided that the Board of Directors of ARAMARK may, from time to time and in its sole discretion, designate any Stockholder then employed by ARAMARK or its Subsidiaries a "Management Investor." Stockholders who are Permitted Transferees are identified as such on the books of ARAMARK, along with the identity of their respective transferors. Where a full-time employee or director has acquired or acquires equity securities of ARAMARK in joint tenancy with their spouses or in any other manner other than sole direct ownership, such employee or director is deemed to be a Management Investor and such record owner is deemed to be his or her Permitted Transferee.

        A Transferee who is not already a party to this Agreement, by executing the document referred to in Section 2.03(a) hereof, shall thereby become entitled to the benefits of this Agreement and shall be deemed to be an "Institutional Investor", except: if such Transferee is an employee of ARAMARK, then he or she shall be deemed to be a "Management Investor"; if such Transferee is a Transferee pursuant to Section 3.01 of an Individual Investor, then he or she shall be deemed to be an "Individual Investor"; if such Transferee is a Transferee pursuant to Section 3.01 of a Management Investor (or of his or her Permitted Transferee), then he or she shall be deemed to be a "Permitted Transferee" of such Management Investor. Determination of the classification of a Stockholder by the Board of Directors shall be conclusive and binding on all parties hereto.

        ARAMARK's Class B Common Stock, par value $.01 per share ("Class B Common Stock"), and Class A Common Stock, par value $.01 per share ("Class A Common Stock") are collectively referred to herein as the "Common Stock," and when so referred to shall be treated as one class to which all the provisions of this Agreement apply.

        Pursuant to ARAMARK's Restated Certificate of Incorporation (the "Certificate of Incorporation"), upon the termination of employment of a Management Investor, the shares of Class B Common Stock held by such Management Investor and his or her Permitted Transferees shall be converted into shares of Class A Common Stock; and upon any transfer of shares of Class B Common Stock in

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT accordance with the terms of this Agreement other than to a Management Investor or Permitted Transferee of a Management Investor, such shares shall be converted into shares of Class A Common Stock. Shares so converted shall continue to be subject to the terms and conditions of this Agreement.

        For purposes of this Agreement only, the employment of a Management Investor shall be deemed terminated if he or she shall cease to be a director or an active, full-time employee of ARAMARK or its Subsidiaries. Such termination of employment shall not change the designation of such person as a Management Investor.

        The parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock, including issued and outstanding shares of Common Stock as well as shares of Common Stock which may be issued hereafter, or which may become issuable pursuant to the exercise of options, and to provide for certain rights and obligations with respect thereto as hereinafter provided.

1.      Certain Definitions.

        1.01 "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

        1.02 "Appraisal Price" of shares of Common Stock shall mean the fair market value of such shares, as determined by an Appraiser according to the most recent existing appraisal of shares of Common Stock, which appraisal shall be as of a date not more than six months prior to the use thereof. Such determination by the Appraiser shall be conclusive and binding on all Stockholders and ARAMARK. With respect to shares of Class A Common Stock resulting from the conversion of shares of Class B Common Stock pursuant to the terms of the Certificate of Incorporation, the "Appraisal Price of (an equivalent number of) shares of Class B Common Stock" shall mean the Appraisal Price, had the conversion not occurred, of such shares of Class B Common Stock.

        1.03 "Appraiser" shall mean a firm headquartered in the United States of nationally recognized standing in the business of appraisal or valuation of securities which does not own any stock of ARAMARK and which has been selected by the Board of Directors to act as an independent appraiser. The Board of Directors shall review its selection of an Appraiser annually.

        1.04 "Call" or "Called" shall mean ARAMARK's option to purchase Common Stock from the holder thereof referred to in Sections 6 and 7 hereof.

        1.05 "Completely Disabled" and "Complete Disability" shall mean a "permanent and total disability" as now defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

        1.06 "Normal Retirement" shall mean voluntary termination of employment with ARAMARK after attaining the age of 60, on at least 90 days prior written notice of such termination, where the retiree does not intend to, at the time of termination, and in fact does not, engage in full-time employment following such termination other than employment that is with a governmental or a charitable, non-profit organization and that is not competitive with ARAMARK.

        1.07 "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

        1.08 "Promissory Note" shall mean a subordinated installment note of ARAMARK substantially in the form of Exhibit A to this Agreement, with a stated annual rate of interest equal to the Applicable Federal Rate (as such term is defined in the Code) as of the issue date of the Promissory Note, as determined by ARAMARK; with equal annual installments of principal equal in amount to the least of (1) 10% of the original principal amount of the Promissory Note, (2) the Management Investor's highest annual base salary as an employee of ARAMARK, or (3) $100,000; and with the final installment of principal equal to the outstanding balance and due at the final maturity; and with the first

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT installment of principal due on the April 15 or October 15 occurring closest to the first anniversary of the issue date of the Promissory Note; and with the final maturity no later than the tenth anniversary of the Management Investor's termination of employment; and with such other insertions as ARAMARK shall reasonably make.

        1.09 "Put" shall mean the option of the holder to cause ARA to purchase Common Stock referred to in Section 5 hereof.

        1.10 "Subsidiary" shall mean any corporation or other entity of which ARAMARK shall, directly or indirectly, own 50% or more of the equity, as determined for purposes of this Agreement by the ARAMARK Board of Directors and any other corporation or other entity in which ARAMARK shall directly or indirectly have an equity investment and which the ARAMARK Board of Directors shall in its sole discretion designate.

2.      Limitations on Transfers of Shares.

        2.01 Transfers Prohibited Unless Specifically Permitted. No Stockholder shall transfer any shares of Common Stock at any time, unless such sale, assignment, pledge or encumbrance or other transfer shall have been effected in accordance with the terms of Section 3, 4, 5, 6 or 7 of this Agreement. ARAMARK shall not transfer upon its books any shares of Common Stock held or owned by any of the Stockholders to any person except in accordance with this Agreement.

        2.02 Inconsistent Agreements Prohibited. Unless approved by the Board of Directors, no Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to Common Stock nor shall any Stockholder enter into any stockholder agreement or arrangement of any kind with any person with respect to Common Stock inconsistent with the provisions of this Agreement (whether or not such agreement and arrangement is with other Stockholders or holders of Common Stock that are not parties to this Agreement), including but not limited to, any agreement or arrangement with respect to the acquisition, disposition or voting of shares of Common Stock, or act, for any reason, as a member of a group or in concert with any other persons in connection with the acquisition, disposition or voting of shares of Common Stock in any manner which is inconsistent with the provisions of this Agreement.

        2.03 Requirements for all Transfers.

            (a) Transferee Must Agree to be Bound by Agreement. Unless otherwise explicitly provided herein, no Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of Common Stock to any person (all such persons, regardless of the method of transfer, shall be referred to collectively as "Transferees" and individually as a "Transferee") unless (a) such Transferee shall have executed, as a condition to its acquisition of shares (or, in the case of a Transferee by will or the laws of descent, record ownership on the books of ARAMARK) of Common Stock, an appropriate document confirming that such Transferee takes such shares subject to all the terms and conditions of this Agreement and (b) such document shall have been delivered to and approved by ARAMARK prior to such Transferee's acquisition of shares (or, in the case of a Transferee by will or the laws of descent, record ownership on the books of ARAMARK) of Common Stock. ARAMARK shall not unreasonably withhold or delay its approval of any such document.

            (b) Transfer Must Comply with Securities Laws. No Stockholder shall sell, assign, pledge, encumber or otherwise transfer any shares of Common Stock at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of the Common Stock under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder. Any Stockholder who proposes to sell, assign, pledge, encumber or transfer any shares of Common Stock may deliver to ARAMARK an opinion of counsel that such action would not result in any such violation or breach. The delivery of such opinion shall be deemed to establish compliance with the provisions of this Section 2.03(b)

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
            unless, within ten days after the receipt by ARAMARK of such opinion, counsel for ARAMARK shall deliver an opinion that such action would result in any such violation or breach (such opinion to state the basis of the legal conclusions reached therein).

            (c) Endorsement of Stock Certificates. Each certificate representing shares of Common Stock shall bear endorsements reading substantially as follows:

                The securities represented by this certificate are subject to the right of the Corporation to repurchase such securities on the terms and conditions set forth in a Stockholders' Agreement dated as of December 14, 1984, as the same may be amended from time to time, a copy of which may be obtained from the Corporation or from the holder of this instrument. No transfer of such securities will be made on the books of the Corporation unless accompanied by evidence of compliance with the terms of such Agreement.

              Such certificate shall bear any additional endorsement which may be required for compliance with federal or state securities or blue sky laws. In the case of uncertificated shares of Common Stock, the books of ARAMARK shall bear appropriate notations reflecting the foregoing.

3.      Certain Permitted Transfers of Shares.

        3.01 Estate Planning Transfers, etc. Subject to the restrictions set forth in Section 2.03 and Section 4.06, a Stockholder shall be entitled to make the following transfers of shares of Common Stock: (A) if made for nominal consideration or as gifts: (i) any transfer or assignment to any one or more of the following relatives of the Stockholder - spouse, child, grandchild, parent - or to a trust of which there are and continue to be, during the term of this Agreement no principal beneficiaries other than one or more of such relatives;
(ii) any transfer to any charitable organization which qualifies as such under
Section 501 (c) (3) or any successor provision of the Code; (iii) any transfer to a legal representative in the event any Stockholder becomes mentally incompetent; (iv) any transfer of record title to any nominee or custodian, provided that the Stockholder so transferring such shares remains the beneficial owner thereof; (B) any transfer among members of a family, their trusts or other entities, if approved by the Board of Directors; (C) any transfer among Institutional Investors which became Stockholders in December 1984; and (D) with respect to a corporate or partnership Stockholder transfer between an Affiliate and such corporate or partnership Stockholder (it being understood with respect to such Affiliate that the later sale of such Affiliate as part of a sale or series of sales of substantial assets other than Common Stock would not constitute an indirect sale of Common Stock by such corporate or partnership Stockholder, and need not be made within the terms of this Agreement, provided that an officer of such institution certifies that such sale is not being undertaken to evade the transfer restrictions herein).

        3.02 Permitted Pledges. A Stockholder shall be entitled to pledge his or her shares of Common Stock to ARAMARK, a commercial bank, savings and loan institution or any other lending or financial institution as security for any indebtedness of such Stockholder to such lender; provided that such lender shall first agree not to dispose of such shares except in compliance with the provisions of this Agreement.

        3.03 Authority of Board of Directors to Approve Transfers; Actions by Board of Directors. Notwithstanding any other provision of this Agreement, the Board of Directors shall have the authority to approve any transfer, or class, category or type of transfer, of Common Stock. Such authority of the Board of Directors shall extend to, among other things, (i) the authority to create an internal market for shares of the Company's stock pursuant to which Management Investors would be offered the opportunity to sell a portion of their shares at the times and on the terms set by the Board of Directors, and (ii) the authority to waive entirely the restrictions (including, without limitation, restrictions relating to rights of first offer and reoffer, calls upon termination of employment and sales, transfers and other dispositions of shares) set forth in this Agreement which relate to Management Investors and which do not relate to Outside Investors. Any such approval may be revoked by the Board at any time without notice and such revocation shall be effective with respect to any action, including any or all transfers or proposed transfers, unless, prior to such revocation, the shares have been presented to the transfer agent for the

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT purpose of registering such transfer, in proper form and satisfying the requirements of Section 8-401 of the Uniform Commercial Code or such other applicable law relating to the duty of an issuer to register securities transfers.

        The Board of Directors may delegate any and all authority it has under this Agreement to any committee thereof and/or to any authorized officer or agent.

4.      Rights of First Offer and Reoffer of Shares.

        4.01 Transfers by Management Investors.

            (a) A Management Investor or Permitted Transferee may sell shares of Common Stock, by complying with the terms of this Section 4. The selling Management Investor shall first give written notice (a "Management Investor's Notice") to ARAMARK stating such selling Management Investor's desire to make such transfer, the number of shares of Common Stock to be transferred (the "Offered Management Shares"), and the price which the selling Management Investor proposes to be paid for the Offered Management Shares, which proposed price shall not be greater than the Appraisal Price of (an equivalent number of) shares of Class B Common Stock (the "First Offer Price").

            (b) Upon receipt of the Management Investor's Notice, ARAMARK shall have the irrevocable and exclusive option to buy up to all of the Offered Management Shares at the First Offer Price; provided, however, that ARAMARK shall not have the right to purchase any of the Offered Management Shares unless either (i) ARAMARK purchases all such Offered Management Shares, or (ii) such selling Management Investor consents to the purchase of less than all of the Offered Management Shares. ARAMARK's option under this Section 4.01(b) shall be exercisable by a written notice to such selling Management Investor, given within 45 days from the date of receipt of the Management Investor's Notice.


        4.02 Transfers by Outside Investors.

            (a) An Outside Investor may sell shares of Common Stock, including pursuant to the registration rights under Section 2.1 of ARAMARK's Amended and Restated Registration Rights Agreement amended and restated as of April 7, 1988 (the "Registration Rights Agreement"), by complying with the terms of this Section 4. The selling Outside Investor shall first give written notice (a "Seller's Notice") to ARAMARK stating such selling Outside Investor's desire to make such transfer, the number of shares of Common Stock to be transferred (the "Offered Investors' Shares"), and the price which the selling Outside Investor proposes to be paid for the Offered Investors' Shares (the "First Offer Investors' Price").

            (b) Upon receipt of the Seller's Notice, ARAMARK shall have the irrevocable and exclusive option to buy up to all of the Offered Investors' Shares at the First Offer Investors' Price; provided, however, that ARAMARK shall not have the right to purchase any of the Offered Investors' Shares unless either (i) ARAMARK purchases all such Offered Investors' Shares, or (ii) such selling Outside Investor consents to the purchase of less than all of the Offered Investors' Shares. ARAMARK's option under this Section 4.02(b) shall be exercisable by a written notice to such selling Outside Investor, given within 45 days from the date of the receipt of Seller's Notice.

        4.03 Transfer of Offered Shares to Third Parties. If the Management Investor's Notice or the Seller's Notice (collectively, the "Notice") required to be given pursuant to Section 4.01 or 4.02, as the case may be, has been duly given, and ARAMARK determines not to exercise its option to purchase the Offered Management Shares or the Offered Investors' Shares (collectively, the "Offered Shares") or determines (with the consent of the Stockholder who has made the

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

First Offer) to exercise its option to purchase less than all the Offered Shares, then the Stockholder who has made such First Offer shall be free, for a period of 90 days from the earlier of (i) the expiration of the option period with respect to such First Offer pursuant to Section 4.01 or 4.02, as the case may be, or (ii) the date such Stockholder shall have received written notice from ARAMARK stating that ARAMARK intends not to exercise in whole or in part the option granted under Section 4.01 or 4.02, as the case may be, to sell to any third-party Transferees the remaining Offered Shares, at a price equal to or greater than the First Offer Price, in the case of Management Investors or their Permitted Transferees, and the First Offer Investors' Price, in the case of Outside Investors; provided, however, that the Transferee complies with the provisions of Section 2.03; and provided further that, in the case where such selling Stockholder is a Management Investor or a Permitted Transferee, such Transferee shall have been approved by ARAMARK as a suitable investor in a privately-owned services management company. ARAMARK shall not unreasonably withhold or delay such approval. Anything herein to the contrary notwithstanding, the 90-day period described in this Section 4.03 shall be extended until the completion of all sales pursuant to a registration statement, a request for which was made substantially concurrently with the Notice.

        4.04 Reoffers. In the event the proposed purchase price of a third-party Transferee for the Offered Shares is less than the First Offer Price or the First Offer Investors' Price, as the case may be, the Stockholder desiring to sell at such lesser price shall not sell or otherwise transfer any of the Offered Shares unless such selling Stockholder shall first reoffer the Offered Shares at such lesser price to ARAMARK by giving written notice (the "Reoffer Notice") to ARAMARK of such selling Stockholder's intention to make such transfer at such lower price (the "Reoffer Price"). ARAMARK shall then have an irrevocable and exclusive option to purchase all or part of the Offered Shares at the Reoffer Price, exercisable in the same manner as provided in Section 4.01 or 4.02, as the case may be. In the event ARAMARK does not then elect to purchase all the remaining Offered Shares, or ARAMARK elects (with the consent of the Stockholder desiring to sell) to purchase less than all the remaining Offered Shares, the remaining Offered Shares may be sold by such selling Stockholder within 30 days following the earlier of (i) the expiration of the option period with respect to such Reoffer pursuant to Section 4.01 or 4.02, as the case may be, or (ii) the last date on which such selling Stockholder shall have received written notice from ARAMARK stating that ARAMARK intends not to exercise in whole or in part the option granted in this Section 4.04, at a price equal to or greater than the Reoffer Price; provided, however, that the Transferee complies with the provisions of Section 2.03; and provided further that, in the case where such selling Stockholder is a Management Investor or a Management Investor's Permitted Transferee, such Transferee shall have been approved by ARAMARK as a suitable investor in a privately-owned services management company. ARAMARK shall not unreasonably withhold or delay such approval.

        4.05 Waiting Period With Respect to Subsequent Transfers. In the event that ARAMARK does not exercise its option to purchase any or all of the Offered Shares at the First Offer Price or the First Offer Investors' Price, as the case may be, or at the Reoffer Price, and the Stockholder desiring to sell shall not have sold the remaining Offered Shares to any Transferee for any reason before the expiration of the 30 day period described in Section 4.04 in the event of a Reoffer, or, if no Reoffer Notice is given, the 90 day period described in
Section 4.03, then such selling Stockholder shall not sell any shares of Common Stock to any Transferee or other Stockholder (other than to Permitted Transferees pursuant to Section 3.01) at any price for a period of three months from the last day of such 30 or 90 day period, as the case may be.

        4.06    No Sales of Control.

            (a) Subject to Section 4.06(b) and except as provided in Section
            3.03 (transfers approved by the Board of Directors), no Person or group of Persons, as defined in Section 13 (d) (3) of the Securities Exchange Act of 1934 (the "Exchange Act"), including for the purposes of this paragraph as part of such Person's group, Transferees pursuant to Section 3.01, shall become (whether through the purchase of shares pursuant to this Agreement or otherwise or through any other action) the holder, directly or indirectly, of 10% or more of either the outstanding shares of Class A Common Stock or the outstanding shares of Class B Common Stock. Any transaction resulting in a violation of this Section 4.06(a) shall be void, and of no effect against ARAMARK, and ARAMARK shall not record any such

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
            purported transfer on its books. Two or more Stockholders owning in the aggregate 10% or more of such outstanding shares shall not be deemed to be a group of Persons for the purposes of this Section
            4.06 solely because such Stockholders are parties to this Agreement or because such Stockholders are related by blood or marriage and/or because such Stockholders are officers or directors of ARAMARK.

            (b) The provisions of Section 4.06(a) shall not apply to the acquisition by ARAMARK, directly or indirectly, of shares of Common Stock, notwithstanding that as a result of such acquisition any Person or group of Persons acting in concert would own 10% or more of such outstanding shares subsequent to such an acquisition, but shall apply to any subsequent acquisition or other action by such Person or group of Persons.

        4.07 Form of Consideration for Shares. No offer to purchase or to sell shares of Common Stock shall be deemed to be a valid offer under this Section 4 unless the purchase price of such offer is payable in cash or securities that can be readily valued by reference to quoted trading prices. The purchase price of shares upon exercise of an option under this Section 4 in respect of a Notice which specifies only cash as the form of consideration shall be payable only in cash.

        4.08 Merger Transaction. Subject to any applicable provisions of the Certificate of Incorporation or any loan agreement or instruments to which ARAMARK is a party, ARAMARK may enter into any agreement of merger to merge with or into any other corporation; and, in such event, Sections 4.01 through 4.07 of this Agreement shall not be applicable to such merger and all shares may be transferred for such consideration as approved by the Board of Directors and the Stockholders in accordance with applicable law.

         4.09 Transfers in a Public Offering. In the event a request is made under Section 2.1 of the Registration Rights Agreement for a demand registration, then the procedures set forth in Sections 4.02 through 4.05 shall be modified in the following respects:

            (a) Such request shall also provide the information required to be stated in a Seller's Notice, and shall also constitute a Seller's Notice.

            (b) Prior to the expiration of the 21 day period under the Registration Rights Agreement within which ARAMARK is to file a registration statement covering the shares the holder of which requested a demand registration, ARAMARK shall have the irrevocable and exclusive option to buy all (and only all) of the Offered Investors' Shares at the First Offer Investors' Price, which shall be the proposed public offering price after reduction for commissions, discounts and the like.

            (c) In the event the public offering price (after reduction for commissions, discounts and the like) is more than 10% lower than the First Offer Investors' Price, or the number of shares included in the offering is reduced to less than 75% of the shares as to which the Seller's Notice was delivered (otherwise than by reason of a cut down by the Underwriter) then Section 4.04 shall apply, but such section shall not otherwise apply to any sale pursuant to a registration statement.

            (d) In the event all of the Offered Investors' Shares are elected to be purchased, the demand registration shall be held in abeyance pending the closing of such purchase in accordance with this Agreement.

5. Put of Shares upon Death, Complete Disability or Normal Retirement.

        5.01 Put in Event of Death, Complete Disability or Normal Retirement. Subject to any instruments or agreements of ARAMARK from time to time in effect restricting or otherwise governing the repurchase or retirement of shares of ARAMARK's capital stock (the "Loan Agreements") and to applicable law, unless a Call pursuant to Section 6.01 shall have been exercised by ARAMARK, upon the death, Complete Disability or Normal Retirement of any Investor Group member, at the option of such Investor Group member, such Investor Group member's estate,

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT heirs or personal representative, and such Investor Group member's Permitted Transferees (other than Permitted Transferees specified in Section 3.01(A)(ii)) (collectively, the "Holders" of such Investor Group member's shares) and within 30 days of receipt by ARAMARK of a Seller's Notice from such Holders, which notice must be given within 30 days from the date of the appointment of a personal representative of such Investor Group member, the date he or she became Completely Disabled, or the date of his or her Normal Retirement, ARAMARK shall purchase from such Holders the shares of Common Stock held by such Holders specified in such Seller's Notice up to 30% of such shares so held at a purchase price determined in accordance with Section 5.02. ARAMARK shall be under no obligation to purchase such shares unless it shall have received a Seller's Notice from such Holders in accordance with this Section 5.01.

        5.02 Purchase Price of Put Shares. The purchase price for the shares of Common Stock purchased pursuant to Section 5.01 shall be the Appraisal Price of (an equivalent number of) shares of Class B Common Stock, for the shares of a Holder of a Management Investor's shares, and shall be the Appraisal Price of shares of Class A Common Stock for the shares of a Holder of an Individual Investor's shares. ARAMARK shall satisfy its obligation to purchase shares upon the exercise of any Put granted under Section 5.01 with cash.

6. Call of Shares upon Termination of Employment.

        6.01 Call in Event of Termination. Unless the shares of Common Stock held by a Management Investor and his or her Permitted Transferees have been earlier sold pursuant to Section 4 (rights of first offer and reoffer), including the earlier recording of the transfer of such shares on the books of ARAMARK, ARAMARK shall have an exclusive and irrevocable option, at any time and from time to time during the period of 10 years following the termination of employment of such Management Investor for any reason whatsoever (including without limitation death, Complete Disability or Normal Retirement) to make a purchase or purchases of up to all of the shares of Common Stock owned by such Management Investor and his or her Permitted Transferees, at a purchase price, with respect to any such exercise, determined in accordance with Section 6.02.

        6.02 Purchase Price. The purchase price per share for any shares of Common Stock purchased pursuant to Section 6.01 shall be the lesser of (i) the Appraisal Price of (an equivalent number of) shares of Class B Common Stock at the time ARAMARK gives notice that it is exercising its Call option and (ii) the Appraisal Price of (an equivalent number of) shares of Class B Common Stock at the date of termination of employment, plus in the case where ARAMARK gives notice it is exercising its Call option more than 120 days after the date of termination of employment, 8% simple interest on such amount from the date of termination of employment through the date ARAMARK gives notice that it is exercising its Call option. ARAMARK shall satisfy its obligations to purchase shares upon the exercise of such Calls with cash up to the least of $100,000, or the Management Investor's highest annual base salary as an employee of ARAMARK, or 10% of the aggregate purchase price for such Called shares and, at the Company's option, with cash and/or Promissory Notes valued at their principal amount for the remainder.

7. Involuntary Transfer of Shares.

        7.01 Certain Involuntary Transfers; Seller's Notice. Except for involuntary transfers (by foreclosure or otherwise) to ARAMARK of shares of Common Stock pledged to ARAMARK, in the event a Stockholder shall involuntarily transfer directly or indirectly any or all of his or her shares, for any reason other than as a result of those events specified in Section 6, such Stockholder shall give written notice within 30 days of such involuntary transfer (the "Stockholder Notice") to ARAMARK, with a copy to the Transferee, stating the fact that the involuntary transfer occurred, the reason therefor, the date of the transfer, the name and address of the Transferee and the number of shares acquired by the Transferee (the "Acquired Shares"). For purposes of this Section 7 an involuntary transfer shall include, without limitation, a court-ordered transfer, constructive trust or other device designed to transfer economic benefit of share ownership.

        7.02 Right to Repurchase. For a period of 60 days from the date of receipt of the Stockholder Notice or, failing receipt of such notice, 60 days

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT from the date ARAMARK sends written notice to the Transferee that the transfer is deemed to be an involuntary transfer subject to repurchase under this Agreement, ARAMARK shall have an irrevocable and exclusive option to buy all of the Acquired Shares, exercisable in the same manner as provided in Section 4.01, and the provisions of such applicable Section shall be followed in their entirety except that the purchase price shall be as provided in Section 7.03.

        7.03 Purchase Price. The purchase price for shares purchased pursuant to
Section 7.02 shall be payable in cash and shall be equal to the Appraisal Price of (an equivalent number of) shares of Class B Common Stock at the time ARAMARK gives notice that it is exercising its Call option.

8. Limited Access to Information.

        8.01 No Duty to Disclose Information. Each of the parties to this Agreement acknowledges and agrees that it is in the best interests of ARAMARK and the Stockholders taken as a whole for ARAMARK to be able to conduct orderly transactions in Common Stock on a continual basis (including in connection with the internal market and repurchases upon termination of employment and otherwise), and for ARAMARK concurrently to be able to consider from time to time on a confidential basis potential transactions which could affect the fair market value and/or the Appraisal Price of the Common Stock. Each of the parties to this Agreement acknowledges and agrees that, at the time of a sale by a Stockholder of shares of Common Stock pursuant to this Agreement, there may have occurred or be proposed or pending an event or a transaction that could affect the Appraisal Price of the Common Stock, and that the Appraisal Price of the Common Stock (and, accordingly, the repurchase price) may be substantially less than the fair market value as of the current date, and further acknowledges and agrees that ARAMARK may have valid business reasons not to, and in any case shall not be required to, disclose any event or transaction that may have occurred or be proposed or pending at the time of any such sale.

        8.02 Sale of ARAMARK Following Call. In the event that any entity, person, or any group of persons acting in concert (excluding the Management Investors as a group), acquires in any manner shares of Common Stock with 50% of the ordinary voting rights of the outstanding shares of Common Stock or in the event of the redemption or repurchase of all the shares of Common Stock in connection with a sale of all or substantially all the assets of ARAMARK, or the winding up, dissolution or liquidation of ARAMARK, within 90 days from the date of a sale pursuant to Section 6.01 then, subject to the Loan Agreements, ARAMARK and/or the purchaser of such shares of Common Stock with 50% of the ordinary voting rights of the outstanding shares of Common Stock shall pay to the Holders whose shares have been so purchased the excess, if any, of the amount per share realized by ARAMARK's stockholders upon such acquisition, redemption, repurchase, winding up, dissolution or liquidation over the purchase price per share paid to such Holders pursuant to Section 6 less the interest paid on any Promissory Notes paid as consideration for such stock and less a financing cost for carrying such stock for any cash received, based on an interest rate equal to the rate paid by ARAMARK under the Loan Agreements at the date of payment hereunder, for the period from the date of payment to such Holders pursuant to
Section 6 to the date of such acquisition, redemption, repurchase, winding up, dissolution or liquidation, for each share purchased by ARAMARK. Determination of whether or not any such payment is appropriate, and the amount of such payment, shall be made by the Board of Directors; and such determination shall be conclusive and binding on all parties hereto.

9. No Right to Continued Employment. Neither this Agreement nor the ownership of Common Stock by a Management Investor shall confer upon any Management Investor any right to continue in the employ of ARAMARK or any of its Subsidiaries or limit in any respect the right of ARAMARK or its Subsidiaries to terminate his or her employment at any time.

10. Closing.

        10.01 Closing Date; Purchase Price. Any selling Stockholder and ARAMARK, as purchaser, of shares of Common Stock pursuant to Section 4, 5, 6 or 7 shall mutually determine a closing date (the "Closing Date") which, unless this Agreement otherwise explicitly provides, shall be not more tha 60 business days after ARAMARK gives notice that it will purchase such shares; provided, however, that absent agreement, the Closing Date shall be the business day determined by

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

ARAMARK. In respect of shares of Common Stock distributed by any employee benefit plan upon termination of employment, the Closing Date shall be such date selected by ARAMARK consistent with the orderly administration of such plan.

        Notwithstanding anything in this Agreement to the contrary, the Closing Date may be delayed in any case in which ARAMARK cannot, in compliance with the Loan Agreements or applicable law, purchase any shares of Common Stock that it is otherwise obligated to purchase until the earliest practicable date when such closing may be effected in compliance with such Loan Agreements or applicable law. The closing shall be held at 11:00 a.m., local time, at the offices of ARAMARK or at such other time or place as the parties may agree.

        The determination date of the Appraisal Price shall be appropriately changed if the Closing Date is delayed in accordance with the foregoing paragraph.

        10.02 Shares No Longer Outstanding. If a selling Stockholder shall fail to deliver the certificates representing the shares of Common Stock to be sold or shall otherwise fail to perform any obligation required to be performed at the closing and ARAMARK shall have been ready to purchase such shares at the closing, then effective at the closing, such shares shall no longer be deemed to be outstanding, and all rights of the holder thereof as stockholder of ARAMARK (except the right to receive from ARAMARK the purchase price therefor) shall cease.

        10.03 Deliveries at Closing; Method of Payment of Purchase Price. On the Closing Date, any selling Stockholder shall deliver certificates with appropriate transfer tax stamps affixed and with stock powers endorsed in blank, representing the shares of Common Stock to be purchased, and ARAMARK, as purchaser shall deliver to such Stockholder the purchase price which is payable in cash (or by wire transfer or check) and the other consideration, if any, to be given in exchange for such shares. In addition, if the person selling shares is the personal representative of a deceased Stockholder, the personal representative shall also deliver to the purchaser or purchasers (i) copies of letters testamentary or letters of administration evidencing his or her appointment and qualification, (ii) a certificate issued by the Internal Revenue Service pursuant to Section 6325 of the Code discharging the shares being sold from liens imposed by the Code and (iii) an estate tax waiver issued by the state of the decedent's domicile.

11. Term. The terms and provisions of this Agreement which relate to Management Investors may be terminated by an instrument in writing signed by Management Investors who hold, in combination with their Permitted Transferees, at least the majority of the Common Stock held by Management Investors and their Permitted Transferees and by ARAMARK. The terms and provisions of this Agreement which relate to Outside Investors shall terminate on April 7, 2008 or, if earlier, on the closing date of the first to occur of (i) any merger or other business combination of ARAMARK with or into any other corporations, except a merger or other business combination in which the stockholders of ARAMARK immediately prior thereto constitute more than a majority of the stockholders (by value of equity securities held) following such merger, and (ii) the sale of shares of Class A Common Stock to the public pursuant to an underwritten, registered public offering under the Securities Act of 1993, as amended (the "Securities Act") as a result of which offering the public (including for this purpose all purchasers in the underwriting irrespective of any relationship with ARAMARK) owns 10% or more of the outstanding shares of Class A Common Stock, provided such shares have a fair market value equal to at least $25,000,000 at the time of the offering.

        Notwithstanding the foregoing, the restrictive terms and provisions set forth herein with respect to the rights and obligations of Management Investors shall terminate, effective upon or after the occurrence of a public offering pursuant to clause (ii) above, to the extent the existence of such terms and provisions would impair the ability of ARAMARK to list its Common Stock on the New York Stock Exchange or, in the written opinion of the lead underwriter, significantly impair the value of the Common Stock proposed to be sold in a public offering.

12. Registration of Common Stock. In the event of any registration under the Securities Act and public offering of Common Stock, each Stockholder shall, at a meeting convened for the purpose of amending the Certificate of Incorporation, vote to increase the authorized number of shares of Common Stock and, if necessary, to subdivide the outstanding shares of Common Stock of ARAMARK, in

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT both instances as recommended by a majority of the members of the Board in order to effectuate such public offering.

13. Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

14. Notices. All notices, statements, instructions or other documents required to be given hereunder, shall be in writing and shall be given either personally, or by mailing the same in a sealed envelope, first-class mail, postage prepaid, addressed to ARAMARK at its principal offices to the attention of the General Counsel and to the other parties at their addresses reflected in the stock records of ARAMARK, or sent by telegram, telex, telecopy or similar form of telecommunication. Each Stockholder, by written notice given to ARAMARK in accordance with this Section 14 may change the address to which notices, statements, instructions or other documents are to be sent to such Stockholder. All notices, statements, instructions and other documents hereunder that are mailed shall be deemed to have been given on the date of mailing.

15. Cooperation. ARAMARK agrees that it will use all reasonable efforts under the circumstances to help any Stockholder desiring to dispose of its Common Stock pursuant to the provisions of this Agreement to do so.

16. Miscellaneous.

        16.01 Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. The provisions of this Agreement are for the sole benefit of the parties hereto and their heirs, executors, administrators, legal representatives, successors and assigns, and they shall not be construed as conferring any rights on any other persons. If any Transferee of any Stockholder shall acquire any shares of Common Stock, in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

         ARAMARK may assign to any other Person its rights with respect to any specific transaction pursuant to Section 4, 5, 6 or 7, provided that Person complies with the provisions of Section 2.03.

        16.02 Governing Law. Regardless of the place of execution, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be wholly performed in such State.

        16.03 Headings. Paragraph headings are inserted herein for convenience only and do not form a part of this Agreement.

        16.04 Entire Agreement; Amendment. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, supersedes all prior written agreements and negotiations and oral understandings, if any, and may not be amended, supplemented or discharged except by performance or by an instrument in writing signed by the holders of at least three-fourths of the Common Stock held by the Institutional and Individual Investors (taken as a whole), and by Management Investors who hold (in combination with their Permitted Transferees) at least a majority of the Common Stock held by Management Investors and their Permitted Transferees, and by ARAMARK. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors of ARAMARK to meet within 30 days following such amendment or modification or as soon thereafter as is practicable for the purpose of amending the Certificate of Incorporation and By-Laws of ARAMARK, as may be required as a result of such

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT amendment or modification, and proposing such amendments to the stockholders of ARAMARK entitled to vote thereon, and such action shall be the first action to be taken at such meeting.

        This amended and restated Agreement shall become effective upon the later of (i) December 14, 1994 and (ii) the date ARAMARK has received and holds duly executed (and not previously rescinded) instruments in writing approving such amended and restated Agreement from the required parties as provided in this Section 16.04.

        16.05 Inspection. A copy of this Agreement shall be filed with the Secretary of ARAMARK and kept with the records of ARAMARK and shall be made available for inspection by any stockholder of ARAMARK at the principal offices of ARAMARK.

        16.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                           [Signature Pages Omitted]

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                                                                       EXHIBIT A
                                                        (to Amended and Restated
                                                        Stockholders' Agreement)

              THIS NOTE IS NOT TRANSFERABLE UNLESS AS A CONDITION
               PRECEDENT TO THE EFFECTIVENESS OF ANY TRANSFER THE
                 PAYEE HAS OBTAINED THE WRITTEN CONSENT OF THE
                      COMPANY AS TO THE PROPOSED TRANSFER.


                               $__________            Philadelphia, Pennsylvania
                                                         ________________, 19___



                         SUBORDINATED INSTALLMENT NOTE

        1. For value received, ARAMARK CORPORATION (formerly The ARA Group, Inc. and ARA Holding Company), a Delaware corporation (the "Company"), hereby
promises to pay to           (the "Payee") the sum of $      in    equal, annual
installments of $ and one final installment of $ on each [April/October] 15 commencing on [April/October] 15, 19 , and to pay simple interest at the
rate  of    % per annum on the unpaid balance thereof, semi-annually in arrears on each April 15 and October 15.

        2. The Payee may not sell, assign or otherwise transfer or encumber any portion of this Note or interest herein without first procuring the written consent of the Company, which consent the Company is under no obligation to provide. No transfer of this Note shall be effective unless such transfer is in compliance with the foregoing, including the requirements set forth in the legend provided for above.

        3. Both the principal of this Note and interest thereon are payable in lawful money of the United States of America at 1101 Market Street, Philadelphia, PA 19107, or such address of any subsequent principal executive office of the Company within the United States of America as the Company shall designate in writing to the Payee, or at the option of the Company, by check mailed to the Payee at such address for the Payee as is indicated on the books of the Company.

        4. This Note may be prepaid in full, or in part, any time, without premium or penalty. All prepayments shall be applied first to accrued interest and then to installments of principal in the order of their maturities.

        5. The indebtedness evidenced by this Note and the payment of the principal of and interest on this Note are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness.

        5.1 "Senior Indebtedness" means the principal of, premium, if any, interest and any other amounts due on (1) all Indebtedness incurred, assumed or guaranteed by the Company, either before or after the date hereof, (excluding any debt which by the terms of the instrument creating or evidencing the same is not superior in right of payment to this Note), including, without limitation,
(a) any amount payable with respect to any lease, conditional sale or installment sale agreement or other financing instrument or agreement which in accordance with generally accepted accounting principles is, at the date hereof or at the time the lease, conditional sale or installment sale agreement or other financing instrument or agreement is entered into, or assumed or guaranteed by, directly or indirectly, the Company, required to be reflected as a liability on the face of the balance sheet of the Company, (b) any amounts payable in respect to any interest rate exchange agreement, currency exchange

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT agreement or similar agreement and (c) any subordinated indebtedness of a corporation merged with or into or acquired by the Company; and (2) any renewals or extensions or refunding of any such Senior Indebtedness or evidences of indebtedness issued in exchange for such Senior Indebtedness.

        5.2 "Indebtedness" means (a) all items, except items of capital stock or of surplus or of general contingency reserves or of reserves for deferred income taxes, which in accordance with generally accepted accounting principles in effect on the date hereof should be included in determining total liabilities as shown on the liability side of a balance sheet of the Company as at the date of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by the Company, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which the Company has directly or indirectly guaranteed, endorsed, discounted or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which the Company has agreed to supply or advance funds or otherwise to become liable directly or indirectly with respect thereto, including, without limitation, indebtedness arising out of the sale or transfer of accounts or notes receivable or any moneys due or to become due.

        6. In the event of any dissolution, winding up, liquidation or reorganization of the Company (whether voluntary or involuntary and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors or any readjustment of debt, arrangement or composition among creditors or any other marshalling of the assets and liabilities of the Company or otherwise), then holders of Senior Indebtedness shall first be paid in full, or provision made for such payment, before any payment or distribution, directly or indirectly (including by way of set off) is made upon the principal of or interest on this Note, and to that end the holders of Senior Indebtedness shall be entitled to receive in payment thereof any payment or distribution of assets of the Company, whether in cash or property or securities, which may be payable or deliverable in any such proceeding in respect of this Note. The Payee irrevocably authorizes, empowers and directs all receivers, custodians, trustee, liquidators, conservators and others having authority in the premises to effect all such payments and deliveries. Notwithstanding any statute, including without limitation the Federal Bankruptcy Code, any rule of law or bankruptcy procedures to the contrary, the right of the holders of the Senior Indebtedness to have all of the Senior Indebtedness paid and satisfied in full prior to the payment of any amounts due the payee under this Note shall include, without limitation, the right of the holders of the Senior Indebtedness to be paid in full all interest accruing on the Senior Indebtedness due them after the filing of any petition by or against the Company in connection with any bankruptcy or similar proceeding or any other proceeding referred to in paragraph 6 hereof, prior to the payment of any amounts in respect of the Note, including, without limitation, any interest due to the Payee accruing after such date.

        7. No payment, directly or indirectly (including by way of set off), shall be made by the Company with respect to the principal of or interest on this Note if (i) an event of default has happened with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding which if occurring prior to the stated maturity of such Senior Indebtedness, permits holders thereof upon the giving of notice or passage of time, or both, to accelerate the maturity thereof ("Senior Indebtedness Default") and has not been cured, (ii) a payment by the Company to or for the benefit of Payee would, immediately after giving effect thereto, result in a Senior Indebtedness Default, or (iii) full payment of all amounts then due for principal of (or premium, if any), interest or any other amounts due on Senior Indebtedness shall not then have been made or duly provided for. Upon the occurrence of any events described in (i), (ii) or (iii) described above, notwithstanding any event of default under this Note by the Company, the Payee may not accelerate the maturity of all or any portion of this Note, or take any action towards collection of all or any portion of this Note or enforcement of any rights, powers or remedies under this Note, or applicable law until the earlier of the date on which a Senior Indebtedness Default (or in the case of (iii) required payments shall have been duly provided for) have been cured or such Senior Indebtedness has been paid in full.

        8. In the event that, notwithstanding the foregoing, the Company shall make any payment prohibited by Section 6 or 7, then, except as hereinafter in this Section otherwise provided, unless and until any such Senior Indebtedness Default shall have been cured or waived or shall cease to exist, such payment shall be held in trust for the benefit of and shall be paid over to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT the Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay in full all Senior Indebtedness then due, after giving effect to any concurrent payment to the holders of such Senior Indebtedness.

        9. Subject to the payment in full of all Senior Indebtedness at the time outstanding, the Payee shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until this Note shall be paid in full, and no payments or distributions to the holders of Senior Indebtedness by or on behalf of the Company from the proceeds that would otherwise be payable to the Payee, or by or on behalf of the Payee, shall as between the Company and the Payee, be deemed to be a payment by the Company to or for the account of holders of Senior Indebtedness.

        10. No holder of Senior Indebtedness shall be prejudiced in his or her right to enforce subordination of this Note by any act on the part of the Company. The above provisions in regard to subordination are intended solely for the purpose of defining the relative rights of the Payee on the one hand, and the holders of Senior Indebtedness, on the other hand, and nothing contained in this Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the Payee, the obligation of the Company, which is absolute and unconditional, to pay to the Payee, subject to the rights of the holders of Senior Indebtedness, the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, subject to the rights, if any, under the above subordination provisions, of holders of Senior Indebtedness to receive cash, property or securities of the Company payable in respect thereof.

        11. The principal of this Note and accrued unpaid interest thereon shall (if not already due and payable) upon written demand by the Payee become due and payable forthwith, if there shall have been a default in the payment of any interest on, or principal of, this Note when it becomes due and payable (but only if such payment is not prohibited by the provisions of this Note), and such default shall have continued for a period of 30 days after written notice of such default shall have been given to the Company and shall be continuing at the time of such written demand.

        12. No course of dealing between the Company and the Payee or any delay on the part of the Payee in exercising any rights under this Note shall operate as a waiver of any rights of the Payee.

        13. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered, or deposited in the mails, first-class, postage prepaid, or delivered to a telegraph office for transmission, if to the Payee, at such address for the Payee as is indicated on the books of the Company or if to the Company, at the address of the principal executive offices of the Company as provided above.

        14. This Note shall be governed by the laws of the State of Delaware.


                                         ARAMARK CORPORATION


                                         By:  ______________________________
                                                         Treasurer

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                         GENERAL INSTRUCTIONS TO FORMS


In this section, you will find the forms that you will need in order to complete all of your stock-related transactions. Several copies of each form have been included. These forms have been color-coded for ease of reference.

As you complete the forms, have the following materials handy, as you will need to transfer information from them onto the form(s):

o Certificate of Grant - if you are exercising the first installment of a grant.
o Ownership Statement - if you are currently an owner.

We urge you to carefully read this Prospectus, as well as all of the other materials you have received, so that you will be fully informed of the terms and conditions of the stock purchase program and the payment options available to you.

------------------------------------------------------------------------------------------------------------------------------------
|  There are up to four ways to finance your stock purchase under the Program. Of course, you may choose to utilize a combination  |
|  of the methods listed below.                                                                                                    |
|------------------|--------------------|---------------------------------|---------------------------|----------------------------|
|                  |                    |          DEFERRED               |        INTERNAL           |
|                  |       CASH         |           PAYMENT               |         MARKET            |      STOCK-FOR-STOCK
|------------------|--------------------|---------------------------------|---------------------------|----------------------------|
| Who Is Eligible? | All grant holders. | Those exercising the 4th, 5th,  | All owners who have held  | Those exercising the 4th,  |
|                  |                    | or 6th installments of a grant. | shares at least 6 months. | 5th, or 6th installments of|
|                  |                    |                                 |                           | a grant. Those with more   |
|                  |                    |                                 |                           | than two Installment       |
|                  |                    |                                 |                           | Stock Purchase             |
|                  |                    |                                 |                           | Opportunity grants can     |
|                  |                    |                                 |                           | use for any installment.   |
|------------------|--------------------|---------------------------------|---------------------------|----------------------------|
| What Is It?      | Payment in full at | Postponing payment of up to     | Selling shares back to    | Exchanging shares you      |
|                  | the time           | 75% of your purchase amount.    | the company and apply-    | own (at the current        |
|                  | of exercise.       | (Interest, due at the end of the| ing all or part of the    | appraisal price), for new  |
|                  |                    | deferral period, will be        | proceeds toward the pur-  | ones (at your grant        |
|                  |                    | charged.)                       | chase of more shares.     | exercise price).           |
|------------------|--------------------|---------------------------------|---------------------------|----------------------------|


THE FOLLOWING CHART LISTS THE FORMS TO BE COMPLETED AND RETURNED TO ARAMARK.

|------------------------------------------|-------------------------------------------------------|----------------------------|
|  FOR THIS TRANSACTION . . .              |        COMPLETE AND SUBMIT THESE FORMS . . .          |  AND ALSO SEND IN . . .    |
|------------------------------------------|-----------|----------------|------------|-------------|------------|---------------|
|                                          |           |    Deferred    |  Internal  |             |            |               |
|                                          |           |    Payment     |   Market   |             |            | Stock Certi-  |
|                                          |           |  Obligation(1) | Worksheet/ |  Stock-For- |  Your      | ficates For   |
|                                          | Exercise  |  (Beige) - On  |  Request   |    Stock    |  Check     |  Shares To    |
|                                          |  Form(1)  |    Reverse Of  |   Form(2)  |   Worksheet |  For Any   |  Be Sold Or   |
|                                          |  (Beige)  |  Exercise Form |   (Green)  |   (Gray)(2) |  Balance   |  Exchanged    |
|------------------------------------------|-----------|----------------|------------|-------------|------------|---------------|
| Stock Exercise (Purchase)                |     X     |                |            |             |     X      |               |
|------------------------------------------|-----------|----------------|------------|-------------|------------|---------------|
| Deferred Payment                         |     X     |       X        |            |             |     X      |               |
|------------------------------------------|-----------|----------------|------------|-------------|------------|---------------|
| Stock Sale(3) (If applied to purchase)   |     X     |                |      X     |             |     X      |        X      |
|------------------------------------------|-----------|----------------|------------|-------------|------------|---------------|
| Stock-For-Stock Exercise                 |     X     |                |            |      X      |     X      |        X      |
|------------------------------------------|-----------|----------------|------------|-------------|------------|---------------|

(1) Complete a separate form for each exercise.
(2) For multiple transactions, compile onto one form per registered owner. Note:
    If shares are held jointly in your and your spouse's names, that is considered as one owner.
(3) If you are not applying proceeds toward a purchase, only submit the Internal Market form and the Stock Certificate(s) for the shares you are selling.

--------------------------------------------------------------------------------

Send all completed documents including, where applicable, your worksheets, stock certificates (or confirmation statements), and your checks, made payable to ARAMARK Corporation, to: L. Annette Nedd, 29th Floor/Legal Department, ARAMARK Corporation, 1101 Market Street, Philadelphia, PA 19107-2988. You may wish to use the enclosed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach ARAMARK by the deadline of January 15, 1996.

NOTE: You will receive written confirmation of your stock purchases; stock certificates will only be issued upon request.

               EXERCISE FORM - See General Instructions, page B-1
                              SECTION I - WORKSHEET

DETERMINING YOUR COST FOR SHARES

   DEFINITION                                                         SOURCE
   ----------                                                         ------
1  Grant Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  Ownership Statement* . . . . . . . . . . . . . . . . 1
2  This Year's Installment Numbe   . . . . . . . . . . . . . . . . .  Ownership Statement* . . . . . . . . . . . . . . . . 2
3  Number of Shares Now Exercisable  . . . . . . . . . . . . . . . .  Ownership Statement* . . . . . . . . . . . . . . . . 3
4  Exercise Price Per Share  . . . . . . . . . . . . . . . . . . . .  Ownership Statement* . . . . . . . . . . . . . . . . 4 $
5  Number of Shares You Want To Exercise . . . . . . . . . . . . . .  Minimum 100 - Maximum can't exceed Line 3  . . . . . 5
6  Current Appraisal Price Per Share . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6 $14.75
7      Total Cost of Shares  . . . . . . . . . . . . . . . . . . . .  Line 4 x Line 5  . . . . . . . . . . . . . . . . . . 7 $

CALCULATING YOUR TAX WITHHOLDINGS
8  Appraisal Price x Shares Exercised  . . . . . . . . . . . . . . .  Line 5 x Line 6  . . . . . . . . . . . . . . . . . . 8 $
9  Total Appreciation Subject To Taxes . . . . . . . . . . . . . . .  Line 8 - Line 7  . . . . . . . . . . . . . . . . . . 9 $
10 Total Withholding Tax Due (38%) . . . . . . . . . . . . . . . . .  Line 9 x .38 . . . . . . . . . . . . . . . . . . . .10 $
11     Total Amount Due  . . . . . . . . . . . . . . . . . . . . . .  Line 7 + Line 10 . . . . . . . . . . . . . . . . . .11 $

DETERMINING YOUR DEFERRAL _ INSTALLMENTS 4, 5 OR 6 ONLY _ ALSO COMPLETE REVERSE
12 Maximum Amount Eligible To Be Deferred  . . . . . . . . . . . . .  Line 11 x .75 for Installments 4, 5, or 6**. . . . .12 $
13 Payment Amount You Want To Defer (also complete reverse side) . .  Can't exceed Line 12 - Enter "0" if no deferral. . .13 $
14 Balance After Deferral  . . . . . . . . . . . . . . . . . . . . .  Line 11 - Line 13. . . . . . . . . . . . . . . . . .14 $

EXCHANGING OR SELLING SHARES
15 Number Of Shares Exchanged  . . . . . . . . . . . . . . . . . . .  Line 6 of gray Stock-For-Stock Worksheet . . . . . .15 $
16 Appraisal Price x Shares Exchanged  . . . . . . . . . . . . . . .  Line 7 of gray Stock-For-Stock Worksheet . . . . . .16 $
17 Proceeds From Internal Market - Enclose certificates and
   green worksheet . . . . . . . . . . . . . . . . . . . . . . . . .  Lines 9 a-e of green Internal Market Worksheet . . .17 $

EXERCISE SUMMARY
18 Total Cash Due - Send Check For This Amount . . . . . . . . . . .  Line 14 - Line 16 - Line 17  . . . . . . . . . . . .18 $
19 Shares Exercised  . . . . . . . . . . . . . . . . . . . . . . . .  Line 5 . . . . . . . . . . . . . . . . . . . . . . .19
20 Shares Exchanged - Enclose certificates and gray worksheet  . . .  Line 15  . . . . . . . . . . . . . . . . . . . . . .20
21 Number Of New Shares Acquired . . . . . . . . . . . . . . . . . .  Line 19 - Line 20  . . . . . . . . . . . . . . . . .21

* If you are purchasing stock for the first time, refer to your Certificate of Grant for this information.
**    Enter "0" if you are exercising Installments 1, 2, or 3.

                    SECTION II - REGISTRATION AND SIGNATURES

Shares must be registered initially either in your name or in the names of you and your spouse, as joint tenants. If shares are to be registered jointly in the names of both you and your spouse, you must print both names below, enter your Social Security number, and you both must sign. If you are deferring payment, you (and your spouse, if applicable) must also complete and sign the reverse side.

I/We hereby represent, warrant, and agree as follows:
A. I/We have received and read copies of (a) the Prospectus dated December 1, 1995, including the Amended and Restated Stockholders' Agreement and (b) ARAMARK's annual report on Form 10-K.
B. I/We have full power and authority to enter into the Amended and Restated Stockholders' Agreement.
C. By signing below, I/We hereby execute and deliver and agree to be bound by the Amended and Restated Stockholders' Agreement.
D. I/We will, upon request, execute any additional documents necessary or desirable for me/us to become a party to the Amended and Restated Stockholders' Agreement.

Print Name(s)           Signature(s)            Social Security Number    Date
---------------------   ----------------------  ----------------------  --------
---------------------   ----------------------  ----------------------  --------
Home Address:
             -------------------------------------------------------------------
             (Street)                       (City)  (State)           (Zip Code)
Home Phone #:        Business Phone #:      Business Unit:     Component #:
             --------                 ------              -----            -----

Send all completed documents, including worksheets and your check (if applicable), made payable to ARAMARK Corporation, to: L. Annette Nedd, 29th Floor/Legal Department, ARAMARK Corporation, 1101 Market Street, Philadelphia, PA 19107-2988. You may wish to use the enclosed postage-paid return envelope. Be sure to mail your materials far enough in advance to reach ARAMARK by the deadline of 1/15/96.
--------------------------------------------------------------------------------
For Transfer Agent  Check Number      Check Amount $
use only:                       -----              ---------
                    HID#              Deferred Amount $     Shares Exchanged
                        -------------                  -----                ----
--------------------------------------------------------------------------------
                               (PLEASE TURN OVER)

DEFERRED PAYMENT OBLIGATION - See General Instructions, page B-1


                                  INSTRUCTIONS

--------------------------------------------------------------------------------
|                                                                              |
|   1. Insert the Payment Amount You Want To Defer (Line 13 from the           |
|      Exercise Form) in the first paragraph below.                            |
|                                                                              |
|   2. Insert the Number of New Shares Acquired (Line 21 from the Exercise     |
|      Form) in the second paragraph below.                                    |
|                                                                              |
|   3. Print and sign your name exactly as on the Exercise Form. If your       |
|      spouse signed the Exercise Form, he/she must also sign this Deferred    |
|      Payment Obligation form. By signing this form, your spouse joins in     |
|      the agreement you are making to pay the amount of the Deferred Payment  |
|      Obligation.                                                             |
|                                                                              |
--------------------------------------------------------------------------------


I/We promise to pay to the order of ARAMARK CD Company (a subsidiary of ARAMARK and referred to as the "Company") $____________, and to pay interest from January 15, 1996, at the rate of 8 3/4% per year, simple interest. Payment of the deferred obligation and interest will be due March 15, 1999, but may be prepaid at any time.

I/We grant to the Company a security interest in ________________ shares of ARAMARK Common Stock (the "Pledged Shares") and agree that the Pledged Shares will be held as collateral by the Company until the amount is paid in full. If the amount is not paid when due, the Company will be entitled to exercise the legal remedies available under applicable law. If any of the Pledged Shares are to be sold or otherwise transferred, then the amount will become due immediately.

This agreement may be assigned by the Company at any time and will be governed by the laws of the Commonwealth of Pennsylvania.


-------------------------------------    --------------------------------------
(Print Name)                             (Print Name)


-------------------------------------    --------------------------------------
(Signature)                              (Signature)


-------------------------------------    --------------------------------------
(Date)                                   (Date)


     THIS COMPLETED FORM MUST BE RECEIVED AT ARAMARK NO LATER THAN 1/15/96.

                 SECTION I   INTERNAL MARKET SALE REQUEST FORM
                        Use one form per registered owner


INSTRUCTIONS: In this Section, you will be listing the certificate(s) or confirmation statement(s) that you are enclosing, and indicating the number of shares listed on each, and the number of shares you would like to sell.

NAME (PLEASE PRINT)                      SOCIAL SECURITY NUMBER

-------------------------------------    --------------------------------------
|                                   |    |                                    |
|  -------------------------------  |    |  --------------------------------  |
|                                   |    |                                    |
-------------------------------------    --------------------------------------

SALE OF COMMON SHARES - CLASS B

                                    NO. OF SHARES            NO. OF SHARES TO
          CERTIFICATE/              SHOWN ON THIS            BE SOLD FROM THIS
LINE       STATEMENT         LINE     CERTIFICATE/     LINE     CERTIFICATE/
 NO.    NUMBER ENCLOSED       NO.      STATEMENT        NO.      STATEMENT
-----   ---------------      ----   --------------     ----  -------------------
 1a   |                     | 1a |                    | 1a |
------|---------------------|----|--------------------|----|--------------------
 1b   |                     | 1b |                    | 1b |
------|---------------------|----|--------------------|----|--------------------
 1c   |                     | 1c |                    | 1c |
------|---------------------|----|--------------------|----|--------------------
 1d   |                     | 1d |                    | 1d |
------|---------------------|----|--------------------|----|--------------------
 1e   |                     | 1e |                    | 1e |
--------------------------------------------------------------------------------
                                                      |    | TOTAL SHARES TO
                                                      |    | BE SOLD
                                                      |    | (COPY 1g TO LINE
                                   TOTAL SHARES SHOWN |    | 1 ON REVERSE SIDE)
--------------------------------------------------------------------------------
1f   TOTAL SHARES           | 1f                      |  1g|
(ADD 1a - 1e IN EACH COLUMN)|                         |    |
----------------------------|---------------------------------------------------
TOTAL COMMON SHARES LEFT    |    |                    |
OVER                        | 1h |                    |
(1f MINUS 1g)               |    |                    |
-------------------------------------------------------

Note: Shares used in a stock-for-stock exchange or purchased within prior six
(6) months cannot be sold. If shares to be sold are pledged under a prior Deferred Payment Obligation, Lines 8a, b, and c on front of form must also be completed.

   SALE OF PREFERRED SHARES - SERIES C

                                    NO. OF SHARES            NO. OF SHARES TO
          CERTIFICATE/              SHOWN ON THIS            BE SOLD FROM THIS
LINE       STATEMENT         LINE     CERTIFICATE/     LINE     CERTIFICATE/
 NO.    NUMBER ENCLOSED       NO.      STATEMENT        NO.      STATEMENT
-----   ---------------      ----   --------------     ----  -------------------
 4a   |                     | 4b |                    | 4c |
----------------------------|----|--------------------|----|--------------------
TOTAL PREFERRED SHARES LEFT |    |                    | (COPY 4c TO LINE 4 ON
OVER                        | 4d |                    | REVERSE SIDE)
(4b MINUS 4c)               |    |                    |
--------------------------------------------------------------------------------

           Complete Sections II and III on reverse side of this form.
                             (Please see reverse.)

        SECTION II, INTERNAL MARKET WORKSHEET - See General Instructions PLEASE COMPLETE THE REVERSE SIDE FIRST. (Use one form per registered owner.)

SALE OF COMMON SHARES
1       Number of Common Shares to be Sold (Section I, Line 1g):                1
                                                                                   ------
2       Sale Price Per Common Share (December 1, 1995 appraisal price):         2  $14.75
                                                                                   ------
3       Total Sale Price of Common Shares (Line 1 x Line 2)                                          3  $
                                                                                                        ----------
Note: If shares to be sold are pledged under a prior Deferred Payment Obligation, Lines 8a, b, and c must also be completed.
SALE OF PREFERRED SHARES
4       Number of Preferred Shares to be Sold (Section I, Line 4c):             4
                                                                                   ---------
5       Sale Price Per Preferred Share:                                         5  $1,005.83
                                                                                   ---------
6       Total Sale Price of Preferred Shares (Line 4 x Line 5)                                       6  $
                                                                                                        ----------
7       TOTAL PROCEEDS (Line 3 + Line 6):                                                            7  $
                                                                                                        ----------
DISTRIBUTION OF TOTAL PROCEEDS
8       Amount to be Applied to Pay Off Related Deferred Payment Obligation* (write "N/A" if not applicable)
        (a)     Principal Due:                                                  8(a)  $
                                                                                       -------
        (b)     Accrued Interest Due:                                           8(b)  $
                                                                                       -------
        (c)     Total Deferred Payment Due (Line 8a + Line 8b):                                      8(c)  $
                                                                                                           -------
9       Amount to be Applied to Current Exercise (if applicable)
        (a)     Grant Date:__________                                           9(a)  $
                                                                                       -------
        (b)     Grant Date:__________                                           9(b)  $
                                                                                       -------
        (c)     Grant Date:__________                                           9(c)  $
                                                                                       -------
        (d)     Grant Date:__________                                           9(d)  $
                                                                                       -------
        (e)     Grant Date:__________                                           9(e)  $
                                                                                       -------
        (f)     Total (Lines 9a + 9b + 9c + 9d + 9e):                                                9(f)  $
                                                                                                           -------
10      Cash Back to You (Line 7 minus Line 8c minus 9f):                                            10    $
                                                                                                           -------
11      Total Distribution (Line 8c + Line 9f + Line 10) - Total must equal Line 7:                  11    $
                                                                                                           -------

                   SECTION III - INTERNAL MARKET REQUEST FORM
SIGNATURES

By signing below, you are offering to sell to ARAMARK the shares indicated in Lines 1 and/or 4 above, subject to the terms and conditions of the Internal Market. You also are acknowledging that: you have full authority to sell the shares; you have received and read Form 10-K for fiscal 1995; you are under no obligation to sell; and the offer price is the most recent appraisal price, reflecting the shares' current lack of marketability and is less than it would be if the shares were publicly traded. Please sign below exactly as your name(s) appear on the stock certificate(s). Also, sign the back of the stock certificate(s).

Print Name(s)                     Social Security Number(s)
-------------------------------   --------------------------------------
-------------------------------   --------------------------------------
Signature(s)                      Date
-------------------------------   --------------------------------------
-------------------------------   --------------------------------------
DELIVERY ADDRESS(ES)
================================================================================
|  Send Check For Net Sale Proceeds To:  | Send Stock Certificate(s)** To:     |
|                                        |                                     |
|  ------------------------------------- | ----------------------------------- |
|                                        |                                     |
|  ------------------------------------- | ----------------------------------- |
================================================================================
* Call Marie Paschall at (215) 238-3194 to obtain the exact amounts of Principal Due and Accrued Interest Due.
** In cases where the number of shares on the stock certificate(s) or confirmation statement(s) you are submitting exceeds the number of shares you are selling, a certificate for the balance will be sent to you upon request, by indicating an address above. If your shares are pledged to an outside lender, the lender may require that the stock certificate for unsold shares be returned to the lender.

THIS COMPLETED FORM AND SIGNED STOCK CERTIFICATES MUST BE RECEIVED AT ARAMARK NO LATER THAN 1/15/96.
(If certificates were not sent to you for the shares, attach a copy of the confirmation statement(s) in lieu of certificate.)
Send the form(s) and signed stock certificate(s) or confirmation statement(s), to: L. Annette Nedd, 29th Floor/Legal Department, ARAMARK Corporation, 1101 Market Street, Philadelphia, PA 19107-2988.
                                                             EXPIRATION: 1/15/96

STOCK-FOR-STOCK WORKSHEET - See General Instructions, p. B-1

Note: Stock-for-stock transactions are only available for Installments 4, 5, or 6, OR for any installment if you have more than 2 Installment Stock Purchase Opportunity Grants. (Use one form per registered owner.)
-------------------------------------------------------------------------------
|   Employee Name (please print)     |    Social Security Number    |   Date  |
|                                    |                              |         |
|                                    |                              |         |
------------------------------------------------------------------------------|
                                           Use One Column For Each Exercise
                                         Involving a Stock-For-Stock Exchange

                                                     EXERCISE
                                       ----------------------------------------

Line
 #     Definition                     Source                           #1       #2       #3       #4        #5       Total
                                                                   ---------------------------------------------------------
 1     Grant Date                     Line 1 on beige Exercise     |        |        |        |         |        |         |
                                      Form                         |        |        |        |         |        |         |
                                                                   |        |        |        |         |        |     N/A |
                                                                   ---------------------------------------------------------
                                                                   ---------------------------------------------------------
 2     This Year's Installment #      Line 2 on beige Exercise     |        |        |        |         |        |         |
                                      Form                         |        |        |        |         |        |         |
                                                                   |        |        |        |         |        |     N/A |
                                                                   ---------------------------------------------------------
                                                                   ---------------------------------------------------------
 3     Maximum Dollar Amount          Line 7 on beige Exercise     |        |        |        |         |        |         |
       Eligible To Be Covered By      Form                         |        |        |        |         |        |         |
       Exchange                                                    | $      | $      | $      | $       | $      | $       |
                                                                   ---------------------------------------------------------
                                                                   ---------------------------------------------------------
 4     Approximate Dollar Value       Portion of Line 3 you wish   |        |        |        |         |        |         |
       Of Shares You Wish To          to cover via Stock-For-      |        |        |        |         |        |         |
       Exchange                       Stock (can't exceed Line 3)  | $      | $      | $      | $       | $      | $       |
                                                                   ---------------------------------------------------------
                                                                   ---------------------------------------------------------
 5     Current Appraisal Price Per                                 |        |        |        |         |        |         |
       Share                                                       |        |        |        |         |        |         |
                                                                   | $14.75 | $14.75 | $14.75 | $14.75  | $14.75 | $14.75  |
                                                                   ---------------------------------------------------------
                                                                   ---------------------------------------------------------
 6     Number Of Shares To Be         Line 4 (above) - Line 5      |        |        |        |         |        |         |
       Exchanged                      (above).  Rounded down to    |        |        |        |         |        |         |
                                      next full share              |        |        |        |         |        |         |
                                                                   ---------------------------------------------------------
                                                                          (Transfer to Line 15 of beige Exercise Form)
                                                                   ---------------------------------------------------------
 7     Appraisal Price x Shares       Line 5 (above) x Line 6      |                                                       |
       Exchanged                      (above)                      |                                                       |
                                                                   | $        $        $        $         $        $       |
                                                                   ---------------------------------------------------------
                                                                           (Transfer to Line 16 of beige Exercise Form)

                             SHARE EXCHANGE SUMMARY

                                                                                 NUMBER OF SHARES TO BE EXCHANGED
                                                                    ----------------------------------------------------------------
                                    Certificate     Shares Shown    |                                                              |
                                     Number(s)          On This     |                                                              |
                                     Enclosed         Certificate   |    #1        #2        #3        #4        #5        Total   |
                                  --------------------------------------------------------------------------------------------------
                                  |              |                  |         |         |         |          |         |           |
                                  --------------------------------------------------------------------------------------------------
Note:  Use additional             |              |                  |         |         |         |          |         |           |
                                  --------------------------------------------------------------------------------------------------
Stock-For-Stock Worksheets        |              |                  |         |         |         |          |         |           |
                                  --------------------------------------------------------------------------------------------------
if you are submitting more than   |              |                  |         |         |         |          |         |           |
                                  --------------------------------------------------------------------------------------------------
5 stock certificates              |              |                  |         |         |         |          |         |           |
                                  --------------------------------------------------------------------------------------------------
                                  |              |                  |         |         |         |          |         |           |
                                  --------------------------------------------------------------------------------------------------

                                                                    ----------------------------------------------------------------
                                                            Totals  |         |         |         |          |         |           |
                                                                    ----------------------------------------------------------------
                                                                    |  Must Equal Line 6 Above For Each Exercise And In Total      |
                                                                    ----------------------------------------------------------------

THIS COMPLETED FORM AND UNSIGNED STOCK CERTIFICATES MUST BE RECEIVED AT ARAMARK NO LATER THAN 1/15/95.